UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
ENVISTA HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2023
Notice of Annual Meeting
of Stockholders
and Proxy Statement

ENVISTA HOLDINGS CORPORATION
200 S. Kraemer Boulevard, Building E
Brea, CA 92821
Notice of 2023 Annual Meeting of Stockholders

¶	3	?	:
When: May 23, 2023 at 7:00 a.m., PT. Where: Virtually, at www.virtualshareholdermeeting.com/NVST2023	Items of Business: 3 measures to review as listed below	Who Can Vote: Stockholders of Envista’s common stock at the close of business on March 27, 2023.
Attending the Meeting:

Stockholders will be able to attend, vote and submit questions during the Annual Meeting from any location via the Internet.*

Date of Mailing:

The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about April 10, 2023.

*The 2023 Annual Meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/NVST2023. A list of stockholders entitled to vote at the 2023 Annual Meeting will be accessible to stockholders during the meeting on the meeting website.
Items of Business:

1. To elect each of Mr. Kieran T. Gallahue, Ms. Barbara Hulit, Mr. Amir Aghdaei, Mr. Vivek Jain, and Mr. Daniel Raskas, each for a one-year term expiring at the 2024 annual meeting of stockholders and until his or her successor is elected and qualified.
2. To ratify the selection of Ernst & Young LLP as Envista’s independent registered public accounting firm for the year ending December 31, 2023.
3. To approve on an advisory basis Envista’s named executive officer compensation.
4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2023:
The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,
Mark Nance
Secretary
April 10, 2023

2023 Annual Meeting of Stockholders
Notice of Annual Meeting and Proxy Statement

Proposal 3 – Advisory Vote on Executive Compensation	63

Delinquent Section 16(a) Reports	64

Other Matters	64

Website Disclosure	64

Stockholder Proposals for Next Year’s Annual Meeting	65

Appendix A - Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)	A - 1

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2023 Annual Meeting, below is summary information regarding the meeting. For more information about these topics, please review the complete Proxy Statement. This Proxy Statement and proxy card are first being sent to our stockholders on or about April 10, 2023.

2023 Annual Meeting of Stockholders

Date and time:	May 23, 2023, 7:00 a.m. PT
Place:	Virtually, at www.virtualshareholdermeeting.com/NVST2023
Record date:	March 27, 2023
Voting:	Stockholders of Envista’s common stock at the close of business on March 27, 2023 are entitled to one vote per share of common stock on each matter to be voted upon at the 2023 Annual Meeting of Stockholders (“Annual Meeting”).
Admission:	To virtually attend the Annual Meeting, you will need the control number located on the Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

Items of Business

PROPOSAL	VOTE REQUIRED	BOARD RECOMMENDATION
Proposal 1: Election of Directors (page 14)	Plurality of votes cast for each of the director nominees.	FOR each of the nominees
Proposal 2: Ratification of the appointment of the independent registered public accounting firm (page 61)	The affirmative vote of a majority of the shares represented in person (virtually) or by proxy.	FOR
Proposal 3: Approval on an advisory basis of our named executive officer compensation (page 63)	The affirmative vote of a majority of the shares represented in person (virtually) or by proxy.	FOR

Company Overview

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS and Kerr united by a shared purpose: to partner with professionals to improve lives by digitizing, personalizing and democratizing dental care. We help our customers deliver the best possible patient care through industry-leading solutions, technologies, and services. Our diversified portfolio of solutions covers a broad range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. We offer comprehensive solutions to support implant-based tooth replacements, orthodontic treatments, and digital imaging and diagnostics. We further support the dental community with leading solutions in restoratives, endodontics, rotary, infection prevention and loupes.
With a foundation comprised of the proven Envista Business System (“EBS”), an experienced leadership team, and a strong culture, circled around Customer Centricity, Innovation, Respect, Continuous Improvement and Leadership, we are well equipped to meet the end-to-end needs of dental professionals worldwide. We are one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. We serve more than a million dentists in over 140 countries through one of the largest commercial organizations in the dental products industry. In 2022, we generated total sales of $2.6 billion, of which approximately 83% were derived from sales of consumables, services and spare parts.

Financial Highlights

$ in millions - except per share amounts	2022	2021
Total Revenue	$2,569.1	$2,508.9
Total Sales Growth	2.4%	30.1%
Core Sales Growth*	4.1%	29.0%
Net Income From Continuing Operations	$238.0	$263.5
Adjusted EBITDA*	$517.4	$495.0
Cash Provided by Operating Activities	$182.7	$361.6
Free Cash Flow*	$110.3	$318.5
Diluted Earnings Per Share	$1.34	$1.48
Adjusted Diluted EPS*	$1.94	$1.85
* See Appendix A for a reconciliation of GAAP to non-GAAP measures. All financial metrics relate to our continuing operations only, except for cash flows measures.
Our Values

Our core values define our company culture and guide how we operate. These core values are built around Customer centricity, leading Innovation, Respect for all, an embrace of Continuous improvement, and Leadership that is accountable for their actions and results. We use the acronym “CIRCLe” to ensure we have these values top of mind.

Customer Centricity - Innovation - Respect - Leadership - Continuous Improvement

CIRCLe
Envista Values

Purpose	Promise
We partner with professionals to improve lives	We champion creators of confidence

Core Values

Customer Centricity	Innovation	Respect	Continuous Improvement	Leadership
Making our customers – creators of confidence – our first priority ensures we innovate for their needs and continue to grow, with them at top of mind. Embrace the concept that fellow employees and internal functions should also be served with a dedicated customer service mentality.	With an agile approach and focus on future, we are positioned to drive the next wave of disruptive thinking and products in the industry. We believe innovation should be built into all functions and activities, and our employees show up every day ready to make a difference.	Diversity, inclusivity, and equality are at the core of what make our culture and our teams so successful. We know that when our employees show up every day as their authentic selves, there is greater teamwork, more thoughtful debate, and more reasons to celebrate.	Supported by our renowned business system, we are committed to developing world-class professionals at every level of the organization. Dedicated to being their best every day, Envista employees embrace continuous improvement as a mindset, culture, and way to win.	By equipping our employees with the best training, teams, and opportunities, we ensure they are **empowered**, equipped, and **accountable** for their commitments. Taking accountability for successes – and failures – and moving forward quickly ensures we foster a trusting environment, set up for success.

Human Capital Resources
Our success depends on our ability to attract, develop and retain a talented employee base. We aspire to help our employees thrive both personally and professionally. As part of these efforts, we strive to embody our core values, offer a competitive compensation and benefits program, foster a community where everyone feels included, respected and engaged, and provide ample professional development opportunities.

Compensation and Benefits Program
Our compensation programs and practices are designed to attract employees, motivate and reward performance, drive growth and support retention. We offer competitive compensation packages based on market data, which include base salary with annual merit increases and may also include annual cash performance incentives, commissions, overtime opportunities, allowances and, in some countries where these are customary, additional monthly payments. In addition, employees in select senior management roles may receive long-term compensation in the form of equity awards. We regularly review our compensation structure to ensure that we remain competitive, reward top performance, as well as to ensure internal equity. We are pleased that we maintained 99% gender pay equity in the U.S. and 99% race/ethnicity pay equity in the U.S. in 2022. In the U.S., our benefits package includes health (medical, dental & vision) insurance, paid time off, paid parental leave, a retirement plan and life and disability coverage. Outside of the U.S., we offer our employees robust benefits based on local regulations and best practices of the countries in which we operate. Globally, we offer an Employee Assistance Program to all employees to support the mental health and well-being of employees and their families.

Diversity and Inclusion

Our commitment to diversity and inclusion supports the ability of our employees to show up every day as their authentic selves, creating greater opportunities for teamwork, more thoughtful debate, and more reasons to celebrate. We are committed to a culture where diversity, respect, belonging and authenticity are valued. We drive diversity and inclusion by way of diverse candidate slates for executive and professional level roles and sales roles and we ensure succession plan talent is diverse in representation. We have a Diversity and Inclusion (D&I) Council, consisting of leaders within the Company to drive accountability and results for our diversity and inclusion strategic efforts and initiatives. We have four standing Diversity and Inclusion Committees in the areas of talent acquisition and engagement, education and learning, events and celebrations, and global communication. We have two Employee Resource Groups: a women’s and multicultural employee resource group, as well as learning events during historical heritage months throughout the year to celebrate our workforce. In 2022, we hosted multiple Company-wide D&I events for our employees, customers and dental students. Additionally, we have strategically partnered with The Consortium for early career diverse talent and with historically Black colleges and universities (HBCUs) and Hispanic Serving Institutions (HSIs) to further advance our workforce diversity efforts.

Learning and Development Opportunities

We aim to empower our employees to thrive in their current roles, as well as to support employees’ aspirations to move into different roles. We have a promote-from-within culture with opportunities across our operating companies. We periodically assess succession planning for certain key positions and review our workforce to identify high potential employees for future growth and development. We support our employees through a multitude of training and development programs, including training on our EBS and EBS tools through our Envista Business System University, individual development plans (which encourages our employees to take charge of their learning and growth opportunities and provides access to hundreds of online courses), job rotations, and various management trainings. We also have several programs focused on early career development, including internship programs and our six-year General Management Development Program. This commitment to our employees’ professional development reflects both our Continuous Improvement and Leadership core values.

Employee Engagement

In 2022, we completed our second annual employee engagement survey as a standalone public company. We had a 91% participation rate in this survey, with 78% of respondents reporting feeling engaged at work and 82% believing their managers are leading effectively. The results of this survey showed improvement from our inaugural survey. We use the feedback from these surveys to better understand whether our employees have the tools, resources, training and development opportunities to succeed. We assess our employee engagement annually and future surveys will help us benchmark our progress over time and compare our results with companies in our sector. Communication is at the core of our engagement efforts and we host monthly CEO Forums for all employees as well as numerous local town hall style meetings. The goal of this engagement is to keep our employees informed as well as provide opportunities for our employees to ask our senior leaders questions about our industry, our Company and our long-term strategy.

Community

Our employees have a long history of providing support and care in our communities, including by donating time, resources, and funds to local causes. In March 2021, we leveraged our expertise in oral health and founded the Envista Smile Project, a 501(c)(3) philanthropic foundation designed to improve the smiles and oral health of disadvantaged communities by supporting increased access to oral care and oral health education. The Envista Smile Project’s mission is to collaborate with dental professionals and Envista employee volunteers to donate products, treatment, and oral health education to communities in need around the world. The Envista Smile Project’s giving strategy focuses on three areas: mission trips, education, and monetary donations to oral health-focused, non-profit organizations.

Safe Work Environment

We value the safety of our employees and, in 2022, have further enhanced our safety program for remote and field-based employees. Environmental health and safety (“EHS”) significant sites, such as manufacturing, distribution, research and development sites and large offices, are supported through a combination of on-site and remote EHS professionals. Incident reporting and investigation, auditing, and corporate oversight provide for a collaborative and transparent environment to address and minimize potential gaps.

Sustainability

From the start, Envista has sought to set a high standard of performance on environmental, social, and governance (“ESG”) measures. Our sustainability efforts are led by our senior management and overseen by our Nominating and Governance Committee, along with our Board of Directors. We released our second annual Sustainability Report in October 2022 (the “2022 Sustainability Report”). It is designed to provide better transparency regarding our ESG efforts, and it can be found on our website at https://www.envistaco.com/sustainability. We encourage you to read the 2022 Sustainability Report for information regarding our ESG initiatives, including our five areas of sustainability priorities:

•Delivering Quality and Access;
•Supporting Our People and Community;
•Safeguarding the Environment;
•Centering Ethics and Compliance; and
•Practicing Good Governance.

Highlights from the 2022 Sustainability Report include:

•Achieved both 99% gender pay equity and 99% ethnic pay equity in the U.S.
•Enhanced our supply chain management practices to ensure our ability to deliver for our customers through proactive management of single- and sole-source suppliers and the deployment of innovative logistics solutions.
•Incorporated the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), including identifying relevant climate-related risks and opportunities and integrating oversight into existing ERM processes.
•Outlined key aspects of our environmental footprint, including Scope 1 and 2 greenhouse gas emissions, water consumption, and waste generation.
•Quantified our employee engagement and established a baseline for improvement by conducting Envista’s first Engagement Survey.
•Reported on key illness and injury metrics, in line with our comprehensive use of EHS risk scores and our commitment to proactively protect the health and safety of our employees.
•Enacted changes to our governance practices to improve our responsiveness to stakeholder input, including phasing out the classification of our Board of Directors.
•Launched the Envista Smile Project, a philanthropic foundation that expands our efforts to democratize oral health care through donation of products, treatments, and educational materials in underserved communities.

To manage the reporting process, we formed a cross-functional ESG steering committee consisting of senior leaders from across Envista. The ESG steering committee held meetings and reviewed sustainability frameworks, including those published by the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) and the TCFD which helped us develop our framework for the report and identify relevant topics for disclosure and for future action. We are committed to incorporating these issues into our business operations, and to continually evaluate our sustainability issues for future reporting. We look forward to sharing our efforts and progress through subsequent Sustainability Reports.

In addition to our Sustainability Report, additional information regarding our sustainability initiatives can be found on our website at https://www.envistaco.com/sustainability.

Although we encourage our stockholders to review the information in our Sustainability Report and on our website, the contents of the report and website are not deemed filed with the SEC and are not incorporated by reference into any filing by Envista under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including this Proxy Statement.

Corporate Governance Highlights

Our Board of Directors recognizes that enhancing and protecting long-term value for our stockholders requires a robust framework of corporate governance that serves the best interests of all our stockholders.

Highlights of Our Corporate Governance Framework:

•We commenced the declassification of the Board of Directors to provide for the annual election of directors after a sunset period. All directors will be elected annually beginning with the 2024 Annual Meeting of Stockholders.
•We eliminated the supermajority voting requirements in our Certificate of Incorporation.
•Our Chairperson and CEO positions are separate, with an independent Chairperson.
•All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules.
•Seven out of our eight directors are independent non-employee directors.
•Independent directors meet regularly without management.
•We hold a say-on-pay advisory vote every year.
•We have robust stock ownership requirements for our directors and executive officers.
•Director orientation and continuing education programs for directors.

•We have no stockholder rights plan.
•Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.
•We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
•Two members of the Audit Committee are audit committee financial experts.
•We implemented an ESG and sustainability program, with oversight by the Nominating and Governance Committee, and launched our second annual Sustainability Report.
•We conduct annual self-assessments to assess in detail the effectiveness of the Board, each of its committees, and our individual directors.

Executive Compensation Highlights

Overview of Executive Compensation Program

The components of our executive compensation program are intended to support our human capital strategy and to further stockholder interests as follows:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Base Salary	Cash	•Help attract and retain executive talent. •Balance pay-at-risk components by providing a stable source of income. •Recognize day-to-day role and scope of responsibility.
Annual Incentive Compensation	Cash	•Align executives with key strategic and operational initiatives.

•Reward performance on key annual financial measures, including core sales growth, profitability and cash flow generation.

•Motivate and reward teamwork and individual performance.
Long-Term Incentive Compensation	Stock Options RSUs PSUs	•Drive sustainable performance that delivers value to stockholders over the long-term.

•Provide direct alignment to stock price appreciation.

•Promote the long-term retention of our executive officers.

•Align the interest of the executive with those of the stockholders.

•Reward performance on key financial measures, including core sales growth and adjusted EBITDA margin, measured over a three-year period, as modified by relative total stockholder return over a three-year period.
Other Compensation	Employee Benefits Perquisites Severance	•Provide a competitive compensation package.

•Reinforce alignment with stockholder interests through deferrals in Company stock and, also, retention through vesting restrictions (e.g., ECP & EDIP).

•Support corporate objectives (e.g., relocation and tax equalization benefits).

Compensation Governance Highlights

Our approach to executive compensation reflects a range of practices that promote alignment between the interests of executives and those of stockholders, as illustrated below.

WHAT WE DO ✓	WHAT WE DON'T DO ✗
Design Executive Compensation Practices to Promote Stockholder Value Creation	No Excise Tax Gross-Ups
Align Performance Measures with Business Objectives	No "Single-Trigger" Change-of-Control Cash Severance Benefits
Pay for Performance	No "Single-Trigger" Change-of-Control Equity Vesting
Limit Perquisites	No Pledging of our Common Stock by Executive Officers
Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)	No Hedging Transactions
Maintain a Compensation Recoupment Policy	No Evergreen Provision in Equity Incentive Plan
Mix of Short and Long-Term Incentive Compensation, Emphasizing Long Term	No Repricing of Stock Options
Engage an Independent Compensation Consultant	No Liberal Share Recycling under Equity Incentive Plan
Monitor for Risk-Taking Incentives	No Liberal Definition of Change-of-Control
Require Minimum One-Year Vesting in Equity Incentive Plan	No Payment of Dividends on Unvested Equity Awards
Cap Amounts of Variable Compensation Under Annual Incentive Compensation Plan and PSU Grants	No Long-Term Incentive Compensation is Denominated or Paid in Cash

Proxy Statement

Envista Holdings Corporation
200 S. Kraemer Boulevard, Building E
Brea, CA 92821

2023 Annual Meeting of Stockholders
May 23, 2023

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Envista Holdings Corporation, a Delaware corporation (“Envista”), of proxies for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 7:00 a.m., PT, and at any and all postponements or adjournments thereof. Please note that the Annual Meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/NVST2023. Envista’s principal address is 200 S. Kraemer Boulevard, Building E, Brea, CA 92821. The date of mailing of this Proxy Statement is on or about April 10, 2023.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to:

1.Elect each of Mr. Kieran T. Gallahue, Ms. Barbara Hulit, Mr. Amir Aghdaei, Mr. Vivek Jain, and Mr. Daniel Raskas, each for a one-year term expiring at the 2024 annual meeting of stockholders and until his or her successor is elected and qualified;

2.Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.Approve on an advisory basis our named executive officer compensation; and

4.Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Admission

If a stockholder would like to virtually attend the Annual Meeting in person, he or she must access www.virtualshareholdermeeting.com/NVST2023 using the control number located on the Notice of Internet Availability of Proxy Materials, or on each proxy card or by following the instructions that accompanied his or her proxy materials.

Outstanding Stock and Voting Rights

In accordance with Envista’s Second Amended and Restated Bylaws, the Board has fixed the close of business on March 27, 2023, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Envista entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on March 27, 2023, 163,687,018 shares of Common Stock were outstanding, excluding shares held by or for the account of Envista.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by the Board. The total expense of the solicitation will be borne by us, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other of our management employees, who will receive no additional compensation for their services. We have hired D.F. King & Co., Inc. to help us send out the proxy materials and to solicit proxies for the Annual Meeting at an estimated cost of $12,500 plus reimbursement of certain additional out of pocket expenses.

Proxy Instructions

Proxies will be voted as specified in the stockholder’s proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

•FOR the election of each of Mr. Kieran Gallahue, Ms. Barbara Hulit, Mr. Amir Aghdaei, Mr. Vivek Jain, and Mr. Daniel Raskas;
•FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•FOR approval of our named executive officer compensation; and
•In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Amir Aghdaei and Mark Nance to act as proxies with full power of substitution.

Notice of Internet Availability of Proxy Materials

As permitted by SEC rules, we are making the proxy materials available to our stockholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On April 10, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under NYSE rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters, such as Proposals 1 and 3, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1 and 3. Broker non-votes will not affect the required vote with respect to Proposals 1 and 3.

Approval Requirements. If a quorum is present, the vote required under the Company’s Second Amended and Restated Bylaws and the Second Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•With respect to Proposal 1, the election of directors, you may vote “for” or “withhold” authority to vote for any or all of the director nominees. In elections of directors, a nominee is elected by a plurality of the votes cast by the shares entitled to vote, provided that a quorum is present. A “plurality of the votes cast” means that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected. Withhold votes are not considered votes cast for the foregoing purpose.
•With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Broadridge Financial Solutions, Inc. will tabulate votes cast by proxy or in person (virtually) at the meeting and American Election Services, LLC will act as the Independent Inspector of Election. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions over the Internet, or if you received printed proxy materials, via the Internet, telephone or by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by attending the virtual Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered stockholders will be available 24 hours a day, up until 11:59 p.m., Eastern time on May 22, 2023.

Detailed instructions for Internet voting are set forth on the Notice, proxy card or voting instruction form.

8	Vote your shares at www.proxyvote.com.

(	Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903
+	Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Envista Stock Fund through the Envista Holdings Corporation Savings Plan (the “Savings Plan” and a “401(k) Plan”), your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 18, 2023, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Envista a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by virtually attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Virtual attendance at the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single copy of the Notice and, if applicable, our proxy statement and annual report, to stockholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Envista Holdings Corporation, Attn: Investor Relations, 200 S. Kraemer Boulevard, Building E, Brea, CA 92821; telephone us at 714-817-7000; or email us at IR@envistaco.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another stockholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

Beneficial Ownership of Common Stock by Directors, Officers and Principal Stockholders

Directors and Executive Officers

The following table sets forth as of March 27, 2023 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of our directors, nominees for director and each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all current executive officers and directors as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of March 27, 2023. Except as indicated, the address of each director and executive officer shown in the table below is c/o Envista Holdings Corporation, 200 S. Kraemer Boulevard, Building E, Brea, CA 92821.

	Shares of Common Stock beneficially owned
Name of Beneficial Owner	Number of Shares(1)		Percent of Shares(1)
Amir Aghdaei	1,058,785	(2)	*
Wendy Carruthers	24,650	(3)	*
Patrik Eriksson	336,908	(4)	*
Kieran T. Gallahue	18,720	(3)	*
Scott Huennekens	33,355	(3)	*
Barbara Hulit	6,865	(3)	*
Vivek Jain	17,655	(3)	*
Jean-Claude Kyrillos	119,215	(5)	*
Mark Nance	65,780	(6)	*
Daniel A. Raskas	18,720	(3)	*
Christine Tsingos	24,640	(3)	*
Howard H. Yu	124,095	(7)	*
All directors and executive officers as a Group (14 persons)	2,039,548	(8)	1.2%
_________________
* Denotes less than 1% of the outstanding Common Stock on March 27, 2023
(1)Balances credited to each executive officer’s account under the Envista Executive Deferred Incentive Plan (the “EDIP”), the Envista Excess Contribution Program (the “ECP”) and/or the Envista Deferred Contribution Plan (the “DCP”) which are vested or are scheduled to vest within 60 days of March 27, 2023, are included in the table. See “Employee Benefit Plans—Supplemental Retirement Program” for a description of our EDIP, ECP and DCP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP, ECP, or DCP account is based on the incremental amount of contribution to the person’s EDIP, ECP, or DCP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of March 27, 2023 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of March 27, 2023.
(2)Includes 113,361 shares of Common Stock held by Mr. Aghdaei, options to acquire 869,411 shares, and 76,013 shares attributable to Mr. Aghdaei’s EDIP account.
(3)Consists of RSUs that are vested but not released and RSUs granted to non-employee directors which vest within 60 days of March 27, 2023. For grants before 2022, the underlying shares of vested RSUs will be delivered at the earlier of the director’s death or the first day of the seventh month following the director’s resignation from the Board. RSUs granted in 2022 and after will vest on the first anniversary of the date of grant, unless a compliant Section 409A deferral election is made by the participant. Ms. Carruthers’ total also includes 10 shares of Common Stock and Ms. Hulit’s total also includes 5 shares of Common Stock.
(4)Includes 49,640 shares of Common Stock held by Mr. Eriksson, options to acquire 241,124 shares, 4,045 shares under Mr. Eriksson’s 401(k) account, and 42,099 shares attributable to Mr. Eriksson’s EDIP account.
(5)Includes 10,527 shares of Common Stock held by Mr. Kyrillos, options to acquire 107,773 shares, and 915 shares attributable to Mr. Kyrillos’ DCP and ECP account.
(6)Includes 13,963 shares of Common Stock held by Mr. Nance, options to acquire 50,007 shares, and 1,810 shares attributable to Mr. Nance’s DCP and ECP account.
(7)Includes 2,000 shares of Common Stock held by Mr. Yu, options to acquire 119,737 shares, and 2,358 shares attributable to Mr. Yu’s DCP and ECP account.
(8)Includes 212,753 shares of Common Stock, options to acquire 1,526,924 shares, 112,050 RSUs that have vested but are not released until a later date, 35,176 RSUs that will vest within 60 days of March 27, 2023, 10,424 options that will vest within 60 days of March 27, 2023, 4,045 shares attributable to 401(k) accounts, 130,567 shares attributable to EDIP accounts, and 7,609 shares attributable to DCP and ECP accounts.

Principal Stockholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to us to beneficially own more than five percent of our Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	18,558,830	(1)	11.4%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	15,996,062	(2)	9.8%
Morgan Stanley 1585 Broadway, New York, NY 10036	13,484,631	(3)	8.3%
Lazard Asset Management LLC 30 Rockefeller Plaza, New York, NY 10112	12,032,931	(4)	7.4%
Massachusetts Financial Services Company 111 Huntington Ave, Boston, MA 02199	9,878,126	(5)	6.1%
FMR LLC 245 Summer Street, Boston, MA 02210	8,699,307	(6)	5.3%

(1)The amount shown and the following information is derived from a Schedule 13G/A filed January 26, 2023 by BlackRock, Inc., which sets forth its beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, BlackRock Inc. has sole voting power over 17,999,664 shares and sole dispositive power over 18,558,830 shares.
(2)The amount shown and the following information is derived from a Schedule 13G/A filed February 9, 2023 by The Vanguard Group, which sets forth its beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 58,635 shares, sole dispositive power over 15,776,297 shares and shared dispositive power over 219,765 shares.
(3)The amount shown and the following information is derived from a Schedule 13G/A filed February 9, 2023 jointly by Morgan Stanley, Atlanta Capital Management Company, LLC (“Atlanta Capital”), Eaton Vance Atlanta Capital SMID-Cap Fund (“Eaton Vance”), and Boston Management and Research, which sets forth their respective beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, Morgan Stanley has shared voting power over 13,025,338 shares and shared dispositive power over 13,442,611 shares, Atlanta Capital has shared voting power over 10,237,257 shares and shared dispositive power over 10,528,890 shares, Eaton Vance has shared voting and dispositive power over 8,101,021 shares, and Boston Management and Research has shared voting and dispositive power over 89,238 shares.
(4)The amount shown and the following information is derived from a Schedule 13G/A filed March 9, 2023 by Lazard Asset Management LLC. According to the Schedule 13G/A, Lazard Asset Management LLC has sole voting power over 7,843,506 shares and sole dispositive power over 12,032,931 shares.
(5)The amount shown and the following information is derived from a Schedule 13G filed February 8, 2023 by Massachusetts Financial Services Company (“MFS”), which sets forth its beneficial ownership as of December 31, 2022. According to the Schedule 13G, MFS has sole voting power over 9,414,802 shares and sole dispositive power over 9,878,126 shares.
(6)The amount shown and the following information is derived from a Schedule 13G/A filed February 9, 2023 by FMR LLC and Abigail P. Johnson, which sets forth their respective beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, FMR LLC has sole voting power over 8,695,294 shares and sole dispositive power over 8,699,307 shares and Abigail P. Johnson has sole dispositive power over 8,699,307 shares.

Proposal 1. Election of Directors

Declassification of the Board

Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Board is constituted into three classes as follows:

•Class I: Kieran T. Gallahue and Barbara Hulit, whose terms expire at the Annual Meeting;
•Class II: Wendy Carruthers, Scott Huennekens, and Christine Tsingos, whose terms expire at the 2024 Annual Meeting of Stockholders; and
•Class III: Amir Aghdaei, Daniel A. Raskas, and Vivek Jain, whose terms expire at the Annual Meeting.

At the 2021 Annual Meeting of Stockholders, the stockholders approved a proposal from our Board to amend our Certificate of Incorporation to declassify the Board and to provide, starting with the 2022 Annual Meeting of Stockholders, for the election of directors to one-year terms. As a result, our Board will be declassified in the following manner:

•The Class III directors elected at the 2022 Annual Meeting of Stockholders were elected to serve one-year terms.
•Beginning with this Annual Meeting, a majority of the directors will be elected annually.
•Beginning with the 2024 Annual Meeting of Stockholders, the entire Board will be elected annually.

Election of Directors

At the Annual Meeting, stockholders will be asked to elect each of the current Class I and Class III director nominees identified below (who have been recommended by the Nominating and Governance Committee, nominated by the Board and currently serve as directors of Envista) to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

We have set forth below information as of March 27, 2023 relating to each nominee for election as director and each director continuing in office, including: his or her principal occupation and any board memberships at other public companies during the past five years; the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Envista; the year in which he or she became a director; and age. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. Each of the nominees has consented to serve if elected. In the event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Class I Nominees – One-Year Term That Will Expire in 2024

Kieran T. Gallahue	Director since: 2019	Other Current Public Company Directorships: Edwards Lifesciences
Age: 59	Independent	Board Committees: Nominating and Governance (Chair)
Kieran T. Gallahue is the former Chairman and Chief Executive Officer of CareFusion Corporation, a global medical technology company, from 2011 until its acquisition by Becton, Dickinson and Company in March 2015. From January 2008 through January 2011, Mr. Gallahue served as President, Chief Executive Officer and a Director of ResMed, Inc., a medical device firm serving the sleep-disordered breathing and respiratory markets. Mr. Gallahue is also currently a member of the Board of Directors of Edwards Lifesciences Corp. and previously served as a director of Intersect ENT, Inc. and Arena Pharmaceuticals, Inc.

Qualifications: Mr. Gallahue’s qualifications to sit on the Board include, among other factors, prior Chairman and CEO experience, extensive public company board experience and a deep knowledge of the medical device industry and related fields.

Barbara Hulit	Director since: 2021	Other Current Public Company Directorships: Novanta Inc.
Age: 56	Independent	Board Committees: Audit
Barbara Hulit served as President and Chief Executive Officer of the Advanced Healthcare Solutions segment of Fortive Corporation, a global technology company and former affiliate of the Company, from July 2021 until her retirement in April 2022 and Senior Vice President from June 2016 to July 2021. She was also a co-executive sponsor of the Allies Across Fortive employee and friends resource group. As a founding SVP at Fortive in 2016, Ms. Hulit had company-wide responsibility for the Fortive Business System (FBS), as well as procurement, IT, high-growth markets, and innovation, building on her experience running the Danaher Business System Office for 3 years. She previously spent nearly 8 years as president and group executive of Fluke, served as a partner at The Boston Consulting Group, and held sales and marketing roles at Noxell, PepsiCo, and Marketing Corporation of America. Ms. Hulit was named one of the top women in STEM for her role in establishing Washington STEM, and she serves on the Dean’s Advisory Council for the Kellogg Graduate School of Management. Ms. Hulit is also currently a member of the Board of Directors of Novanta Inc.
Qualifications: Ms. Hulit’s qualifications to sit on the Board include, among other factors, her executive leadership and extensive operational experience, as well as in-depth knowledge of the Danaher Business System, which gives her invaluable insight into EBS and our core value of continuous improvement.

Class III Nominees – One-Year Term That Will Expire in 2024

Amir Aghdaei	Director since: 2019	Other Current Public Company Directorships: None
Age: 65		Board Committees: None

Amir Aghdaei has served as our President and Chief Executive Officer and as a director on our Board since May 2019. Prior to that, Mr. Aghdaei served in multiple leadership roles since joining Danaher Corporation in 2008, including as Vice President - Group Executive since 2011 and with responsibility for Danaher’s Dental business since July 2015. Before joining Danaher, Mr. Aghdaei served in a variety of international leadership roles with Hewlett-Packard Company, Agilent Technologies Inc. and Credence Systems Corporation.

Qualifications: Mr. Aghdaei’s qualifications to sit on the Board include, among other factors, his extensive experience in senior leadership positions, his in-depth knowledge of our Company as our CEO since our IPO and from his prior experience at Danaher, and his international experience.

Daniel A. Raskas	Director since: 2019	Other Current Public Company Directorships: None
Age: 56		Board Committees: Compensation

Daniel A. Raskas has served as Senior Vice President - Corporate Development of Danaher Corporation since 2010 after serving as Vice President - Corporate Development from 2004, when he joined Danaher. Prior to joining Danaher, Mr. Raskas was a Managing Director for Thayer Capital Partners, a private equity investment firm.

Qualifications: Mr. Raskas’ qualifications to sit on the Board include, among other factors, his corporate development and private equity experience which give him particular insight into acquisition strategy, which represents a key strategic opportunity for us.

Vivek Jain	Director since: 2020	Other Current Public Company Directorships: ICU Medical, Inc.
Age: 51	Independent	Board Committees: Audit

Vivek Jain has served as CEO and Chairman of the Board of ICU Medical, Inc., a global medical technology company specializing in infusion therapy, since February 2014.  Prior to this role, Mr. Jain served at CareFusion Corporation, a global medical technology company, as President of Procedural Solutions from 2011 to February 2014 and as President, Medical Technologies and Services from September 2009 until 2011. Before joining CareFusion Corporation, Mr. Jain served as the Executive Vice President-Strategy and Corporate Development of Cardinal Health, Inc., a health care services company, from June 2007 until August 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company, from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain’s last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.
Qualifications: Mr. Jain’s qualifications to sit on the Board include, among other factors, prior public company Chairman and CEO experience and an extensive background in medical technology and healthcare.

The Board of Directors recommends that stockholders vote “FOR” the election to the Board of each of the foregoing Director Nominees.

Current Class II Directors – Directors with Terms That Will Expire in 2024

Wendy Carruthers	Director since: 2019	Other Current Public Company Directorships: None
Age: 54	Independent	Board Committees: Compensation (Chair) & Nominating and Governance

Wendy Carruthers has served as Executive Vice President of Human Resources at Boston Scientific Corporation, a medical device manufacturer, since February 2022 and as Senior Vice President of Human Resources from December 2012 until February 2022 after serving in a series of progressively more responsible human resources roles since joining Boston Scientific in 2004, including as Vice President of Human Resources for Europe, Middle East and Africa from January 2006 to December 2010.

Qualifications: Ms. Carruthers’ qualifications to sit on the Board include, among other factors, an international business background and broad experience in the areas of executive compensation and talent management.

Scott Huennekens	Director since: 2019	Other Current Public Company Directorships: NuVasive, Inc., Hyperfine, Inc. and Acutus Medical, Inc.
Age: 58	Independent	Board Committees: Nominating and Governance
Scott Huennekens served as President, Chief Executive Officer and Chairman of the Board of Directors of Verb Surgical, Inc., a medical equipment manufacturer, from August 2015 to January 2019. Prior to this role, Mr. Huennekens served as President and Chief Executive Officer of Volcano Corporation, a medical device company, from 2002 to February 2015, and as President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging centers company, from 1999 to 2002. Mr. Huennekens is currently a member of the Board of Directors of NuVasive, Inc., Hyperfine, Inc. and Acutus Medical, Inc., and previously served as a director of ViewRay, Inc., Reva Medical Inc., EndoChoice Holdings, Volcano Corporation and Bellerophon Therapeutics Inc.

Qualifications: Mr. Huennekens’ qualifications to sit on the Board include, among other factors, prior public company Chairman and CEO experience and an extensive background in the medical device field.

Christine Tsingos	Director since: 2019	Other Current Public Company Directorships: Onto Innovation Inc., Varex Imaging Corporation and Telesis Bio Inc.
Age: 64	Independent	Board Committees: Audit (Chair) & Compensation

Christine Tsingos served as Executive Vice President and Chief Financial Officer at Bio-Rad Laboratories, Inc., a manufacturer of life science research and clinical diagnostics products, from 2002 to May 2019. Ms. Tsingos is also currently a member of the Board of Directors of each of Onto Innovation Inc. (formerly Nanometrics Incorporated), Varex Imaging Corporation and Telesis Bio Inc. (formerly Codex DNA, Inc).

Qualifications: Ms. Tsingos’ qualifications to sit on the Board include, among other factors, deep finance and accounting leadership as well as substantial audit committee experience.

Board Composition and Diversity

The below charts reflect information for all nominees and continuing directors (8 directors). The Skills and Experience graph reflects the number of directors with substantial experience in each of the listed categories.

Skills and Experience

Independence and Diversity

 Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that enhancing and protecting long-term value for our stockholders requires a robust framework of corporate governance that serves the best interests of all our stockholders.

Highlights of Our Corporate Governance Framework:

•We commenced declassification of the Board of Directors to provide for the annual election of directors after a sunset period. All directors will be elected annually beginning with the 2024 Annual Meeting of Stockholders.
•We eliminated the supermajority voting requirements in our Certificate of Incorporation.
•Our Chairperson and CEO positions are separate, with an independent Chairperson.
•All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the NYSE listing standards and applicable SEC rules.
•Seven out of our eight directors are independent non-employee directors.
•Independent directors meet regularly without management.
•We hold a say-on-pay advisory vote every year.
•We have robust stock ownership requirements for our directors and executive officers.
•Director orientation and continuing education programs for directors.
•We have no stockholder rights plan.
•Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.
•We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
•Two members of the Audit Committee are audit committee financial experts.
•We implemented an ESG and sustainability program, with oversight by the Nominating and Governance Committee, and launched our second annual Sustainability Report.
•We conduct annual self-assessments to assess in detail the effectiveness of the Board, each of its committees, and our individual directors.

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board. The Board of Directors has also adopted for the Company our Code of Conduct that includes, among others, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Code of Conduct referenced above are each available in the “Investors – Governance” section of our website at http://www.envistaco.com.

Board Leadership Structure

The Board has separated the positions of Chairperson and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our stockholders.

The entire Board selects its Chairperson, and our Board has selected Scott Huennekens, an independent director, as its Chairperson in light of Mr. Huennekens’ independence and his deep experience and knowledge with corporate governance, board management, stockholder engagement, risk management and extensive background in the medical device field.

As the independent Chairperson of the Board, Mr. Huennekens leads the activities of the Board, including:

•Calling and presiding at all meetings of the Board;
•Together with the CEO and the Corporate Secretary, setting the agenda for the Board;
•Calling and presiding at the executive sessions of non-management directors and of the independent directors;
•Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;
•Acting as a liaison as necessary between the non-management directors and the management of the Company; and
•Acting as a liaison as necessary between the Board and the Committees of the Board.

In the event that the Chairperson of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•Preside at all meetings of the Board at which the Chairperson is not present, including the executive sessions;
•Call meetings of the independent directors;
•Act as a liaison as necessary between the independent directors and the CEO; and
•Advise with respect to the Board’s agenda.

The Board’s independent directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chairperson.

Risk Oversight

Our management has day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees oversee those efforts, with particular emphasis on the most significant risks facing us. Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. Since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

In determining to separate the position of the CEO and the Chairperson, and in determining the appointment of the Chairperson of the Board and the Chairs of the Committees, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable the Company to efficiently and effectively assess and oversee its risks.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board	Risks associated with our strategic plan, acquisition and capital allocation program, capital structure, liquidity, organizational structure and other significant risks, and overall risk assessment and risk management policies.
Audit Committee	Major financial risk exposures, significant legal, compliance, reputational and cybersecurity risks and overall risk assessment and risk management policies.
Compensation Committee	Risks associated with compensation policies and practices, including incentive compensation.
Nominating and Governance Committee	Risks related to corporate governance, effectiveness of Board and committee oversight and review of director candidates, conflicts of interest, director independence, and the Company’s sustainability program and strategy.

Enterprise Risk Oversight by the Board

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies. In addition, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with senior leaders of the Company, the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with the General Counsel our insurance policies, including our D&O insurance policy, general liability policy, and our cyber liability insurance policy.

Portfolio and Operating Segment Risk Oversight by the Board

At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation, including overseeing the corresponding management of risks and opportunities.

Human Capital Oversight by the Board

The Board is actively engaged in overseeing the Company’s people and culture strategy and reviews human capital matters at each quarterly meeting, including periodic updates on succession planning, leadership development, talent acquisition and retention, diversity and inclusion, employee engagement, total rewards, and culture of the Company, among other topics. The Compensation Committee oversees our executive and equity compensation programs. We evaluate and manage risks relating to our human capital strategy as part of our enterprise risk management program. See page 4 for more information on our human capital resources and culture.

Cybersecurity Risk Oversight

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Consistent with such delegation, our Vice President, Information Technology provides periodic reports to the Audit Committee regarding the Company’s cybersecurity program, including the Company’s information risk management and oversight, security education and training, and cyber threat detection and response processes. The Board also receives a report out on cybersecurity issues and governance at least annually, with periodic updates as needed. We evaluate and manage risks relating to cybersecurity as part of our enterprise risk management program.

We also conduct information security and privacy awareness training to ensure that employees are aware of information security risks and to enable them to take steps to mitigate those risks. As part of this program, we also take steps designed to provide appropriate guidance regarding security to our employees.

To date, no attempted cyber-attack or other attempted intrusion on our information technology networks has resulted in a material adverse impact on our operations or financial results, or in any penalties or settlements. In the event an attack or other intrusion were to be successful, we have a response team of internal and external resources engaged and prepared to respond. We also maintain cyber liability insurance to help mitigate potential liabilities resulting from cyber issues.

Compliance Risk Oversight

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s compliance program and Code of Conduct. Consistent with such delegation, our Chief Compliance Officer provides periodic reports to the Audit Committee regarding the Company’s compliance program, including updates on complaints and questions received through the Company’s Speak Up! hotline and progress on the Company’s annual compliance training. Our Chief Compliance Officer reports directly to our General Counsel. In administering our Code of Conduct, our Chief Compliance Officer and compliance team work closely with other corporate functions, including legal, human resources, internal audit and finance, to ensure and monitor compliance. We evaluate and manage risks relating to compliance as part of our enterprise risk management program.

Sustainability Risk Oversight

The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the Company’s sustainability strategy and reporting. Consistent with such delegation, management provides quarterly reports and updates to the Nominating and Governance Committee regarding the Company’s sustainability program and strategies, including the corresponding risks and opportunities, goals, progress, stockholder engagement and disclosure. Additionally, the Audit Committee oversees the internal controls for the Company’s sustainability reporting. We evaluate and manage risks relating to sustainability issues, including climate-related risks, as part of our enterprise risk management program. See page 6 for further discussion on our Sustainability program.

Enterprise Risk Management Committee

The Company’s Enterprise Risk Management (“ERM”) Committee (consisting of members of senior management) leads the Company’s enterprise risk management program. The ERM Committee inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts. The ERM Committee periodically updates the Audit Committee on its processes and reports its findings to the Board at least once a year.

Disclosure Committee

Our disclosure controls and procedures are part of, and therefore are uniformly aligned with, our risk oversight process. The Company’s Disclosure Committee (consisting of members of senior management) is responsible for maintaining and monitoring our disclosure controls and procedures. In compliance with Rule 13a-15(b) of the Exchange Act and Item 307 of Regulation S-K, each quarter our Disclosure Committee evaluates, with the participation of our principal executive officer and principal financial officer, the effectiveness of our disclosure controls and procedures as of the end of the period and discloses in our periodic reports management's conclusions regarding the effectiveness of our disclosure controls and procedures. Prior to such public disclosure, those evaluations and conclusions are discussed with the Audit Committee in connection with its review of our annual and quarterly reports, including our financial and risk disclosures contained in those reports, enabling the Board and its committees to provide effective risk oversight.

Director Independence

The Board has determined that Mses. Carruthers, Hulit and Tsingos and Messrs. Gallahue, Huennekens, Jain, and Raskas are independent directors under the applicable rules of the NYSE. Mr. Huennekens serves as independent Chairperson of the Board.

The Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Governance Committee, makes a determination as to which members are independent.

Board of Directors and Committees of the Board

Director Attendance. The Board met five times during 2022. Each director attended all meetings of the Board and of all committees of the Board on which they served (during the period they so served) during 2022. The Board expects, as a general matter, that its members will attend the Annual Meeting and all of the directors attended the 2022 Annual Meeting.

Committee Membership. The membership of each of the Audit, Compensation, and Nominating and Governance committees as of March 27, 2023 is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Kieran T. Gallahue			Chair
Wendy Carruthers		Chair	Member
Scott Huennekens			Member
Christine Tsingos	Chair	Member
Amir Aghdaei
Daniel A. Raskas		Member
Barbara Hulit	Member
Vivek Jain	Member

Audit Committee. The Audit Committee met eight times during 2022. The Audit Committee meets at least quarterly and assists the Board in overseeing:

•the quality and integrity of our financial statements;
•the effectiveness of our internal control over financial reporting;
•the qualifications, independence and performance of our independent auditors;
•the performance of our internal audit function and head of internal audit;
•our compliance with legal and regulatory requirements; and
•the risks described above under “Risk Oversight.”

The Audit Committee is governed by a charter that complies with the rules of the NYSE. A copy of the Audit Committee Charter is available on the “Investors – Governance” section of our website.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee also prepares a report of the Audit Committee as required by the SEC to be included in this Proxy Statement. The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

The Board has determined that Ms. Tsingos and Mr. Jain are each an “audit committee financial expert” for purposes of the rules of the SEC and all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that each of the members of the Audit Committee is independent, as defined by the rules of the NYSE and Section 10A(m)(3) of the Exchange Act.

At the May 2021 Board meeting, the Board made a determination that the service of Ms. Tsingos on the audit committee of a fourth public company (including the Company) would not impair her ability to effectively serve on the Company’s Audit Committee. The Board has reviewed this service on an annual basis thereafter and determined that it does not impair Ms. Tsingos’ ability to serve on the Company’s Audit Committee.

Compensation Committee. The Compensation Committee met four times during 2022. The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers. The Compensation Committee also:

•reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A in the annual meeting proxy statement;
•reviews and makes recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercises all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the oversight and administration of such plans;
•reviews and considers the results of stockholder advisory votes on our executive compensation, and makes recommendations to the Board regarding the frequency of such advisory votes;
•reviews and makes recommendations to the Board regarding non-management director compensation;
•monitors compliance by directors and executive officers with our stock ownership requirements;
•assists the Board in overseeing the risks described above under “Risk Oversight”;
•prepares the report of the Compensation Committee required by the SEC to be included in the annual meeting proxy statement; and
•considers factors relating to independence and conflicts of interests in connection with the compensation consultants that provide advice to the Compensation Committee.

The Compensation Committee is governed by a charter that complies with the rules of the NYSE. A copy of the Compensation Committee Charter is available on the “Investors – Governance” section of our website. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Exchange Act. The Committee typically meets in executive session, without the presence of management, at its regularly scheduled meetings. Under the terms of its charter, the Compensation Committee has the authority to form, and delegate authority to, such standing and ad-hoc subcommittees as it determines necessary or desirable. The Compensation Committee Charter also provides that, to the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company, or a sub-committee of the Compensation Committee formed for such purpose, the power to make grants and awards (other than grants and awards to any Company director or any officer subject to Section 16 of the Exchange Act) pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company.

Management Role in Supporting the Compensation Committee. Our Chief Executive Officer, Vice President-Total Rewards, and Assistant General Counsel generally attend the Compensation Committee meetings. In particular, our CEO:

•provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy;
•participates in the Committee’s discussions regarding the performance and compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance (the Committee gives considerable weight to our CEO’s evaluation of and recommendations with respect to the other executive officers because of his direct knowledge of each such officer’s performance and contributions); and
•provides feedback regarding the companies that he believes we compete with in the marketplace and for executive talent.

Our human resources and legal departments also assist the Committee Chair in scheduling and setting the agendas for the Committee’s meetings, prepare meeting materials and provide the Committee with data relating to executive compensation as requested by the Committee.

Independent Compensation Consultant. Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Frederic W. Cook & Co, Inc.’s (“FW Cook”) independence from management, the Compensation Committee engaged FW Cook as the Compensation Committee’s independent compensation consultant. The Compensation Committee has the sole discretion and authority to select, retain and terminate FW Cook as well as to approve any fees, terms and other conditions of its service. FW Cook reports directly to the Compensation Committee and takes its direction solely from the Compensation Committee. FW Cook’s primary responsibilities in 2022 were to review and recommend changes to the Company’s peer group for purposes of evaluating our compensation decisions for our executive officers and non-employee directors; provide advice and data regarding the structuring of the executive compensation programs and the compensation levels for our executive officers; assess the Company’s executive officer and non-employee director compensation program in the context of market practice and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, FW Cook may from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. FW Cook does not provide any other services to us or our management and the Compensation Committee is not aware of any work performed by FW Cook that raises any conflicts of interest.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed of the directors listed as signatories to the Compensation Committee Report, beginning on page 42. During 2022, none of the members of the Compensation Committee was a current or former officer or employee of Envista. No executive officer of Envista served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee. No executive officer of Envista served as a member of the compensation committee (or other board committee performing equivalent functions) of any entity having an executive officer who served on the Board.

Nominating and Governance Committee. The Nominating and Governance Committee met four times during 2022. The Nominating and Governance Committee:

•assists the Board in identifying individuals qualified to become Board members, and makes recommendations to the Board regarding all nominees for Board membership;
•makes recommendations to the Board regarding the size and composition of the Board and its Committees;
•makes recommendations to the Board regarding matters of corporate governance and oversees the operation of our Corporate Governance Guidelines and Related Person Transactions Policy;
•develops and oversees the annual self-assessment process for the Board and its Committees;
•assists the Board in CEO succession planning;
•oversees the Company’s corporate social responsibility and sustainability program and strategies, including the corresponding risks and opportunities, goals, progress, stockholder-engagement and disclosure;
•assists the Board in overseeing the risks described above under “Risk Oversight”; and
•oversees the orientation process for newly elected members of the Board and continuing director education.

The Nominating and Governance Committee is governed by a charter that complies with the rules of the NYSE. A copy of the Nominating and Governance Committee Charter is available on the “Investors – Governance” section of our website. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards. The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of stockholders and, in the event of vacancies between annual meetings, for appointment to fill such vacancies. With the exception of Messrs. Gallahue and Jain and Ms. Hulit, all of the current directors were originally identified, nominated and elected by Danaher Corporation (“Danaher”) prior to our initial public offering and separation from Danaher (the “Separation”).

Board Membership Criteria. In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

•Personal and professional integrity and character;
•Prominence and reputation in the candidate’s profession;
•Skills, knowledge and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business;
•The extent to which the interplay of the candidate’s skills, knowledge, experience and background with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of our stockholders;
•The capacity and desire to represent the interests of the stockholders as a whole; and
•Availability to devote sufficient time to our affairs.

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the required standards and qualifications noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

•Independence;
•Diversity;
•Global experience and international exposure, especially with respect to key growth areas;
•Technology experience, including software and cybersecurity;
•Mergers and acquisition experience;
•Competitive strategy and marketing experience;
•Leadership, including operating experience as CEO or COO;
•Financial literacy or public accounting experience;
•Public company board experience; and
•Capital markets and corporate finance experience.

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis from the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although diversity is an important factor in assessing candidates as director nominees, neither the Board nor the Nominating and Governance Committee has a formal diversity policy. Furthermore, the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Board Selection Process. When we recruit a director candidate, either a search firm engaged by the Nominating and Governance Committee or a member of the Board will contact the prospect to assess interest and availability. The candidate will interview with several members of the Board and at the same time, the Nominating and Governance Committee with the support of the search firm will conduct such further inquiries as the Nominating and Governance Committee deems appropriate, including a background check.  The Nominating and Governance Committee will make a recommendation to appoint a candidate to the Board and then the Board will vote on such recommendation.

Stockholder Recommendations. Stockholders may recommend a director nominee to the Nominating and Governance Committee. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the stockholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees using the same criteria whether a stockholder or the Board has recommended the candidate.

Communications with the Board of Directors. Stockholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairperson of the Board or, if the Chairperson is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Corporate Secretary, Envista Holdings Corporation, 200 S. Kraemer Boulevard, Building E, Brea, CA 92821.

Executive Officers of the Company

In addition to Mr. Aghdaei, our current executive officers include Eric Conley, Patrik Eriksson, Jean-Claude “JC” Kyrillos, Mark E. Nance, Mischa M. Reis and Howard H. Yu. Information concerning our executive officers, other than Mr. Aghdaei, whose information can be found under “Proposal 1 — Election of Directors” above, follows.

Eric Conley, age 48, is our Senior Vice President and President, Orthodontics, effective September 2022 and previously served as our Senior Vice President and President of Digital Orthodontics from May 2020 to September 2022. Prior to that, Mr. Conley served as President of Fluke Industrial Group, the leading test and measure brand in the industrial space and a wholly-owned subsidiary of Fortive Corporation from January 2018 to March 2020 and as Vice President and General Manager of Fluke Networks from April 2016 to January 2018. Mr. Conley joined Danaher in 2010 and held a variety of positions at Danaher until the separation of Fortive Corporation from Danaher. Prior to joining Danaher, Mr. Conley founded and served as CEO of Mixed Signals, Inc.

Patrik Eriksson, age 55, has served as our Senior Vice President since September 2019 and as President of the Nobel Biocare business since January 2020. Prior to that, Mr. Eriksson served in various leadership roles for Danaher’s Dental business since October 2012, including as President of the KaVo Kerr business from January 2018 until January 2020 and President of the Ormco business from January 2014 to December 2017.

Jean-Claude “JC” Kyrillos, age 59, is our Senior Vice President of Diagnostics and Digital Solutions, effective January 2022, and previously served as our Senior Vice President and as President of the KaVo business from February 2020 to January 2022. Prior to that, Mr. Kyrillos served as Senior Vice President and General Manager of Qualcomm Life, the healthcare division of Qualcomm Incorporated from May 2016 to February 2019 and as Senior Vice President and General Manager of Infusion Systems, the infusion medical device business unit of Becton, Dickinson and Company (and previously CareFusion Corporation) from August 2011 to May 2016. Prior to joining Infusion Systems, Mr. Kyrillos served in various President and Senior Vice President roles at ResMed, Inc., a medical device company, from January 2008 to August 2011. Prior to his time at ResMed, Inc., Mr. Kyrillos held various leadership roles in the medical device, diagnostics, and engineered materials industries.

Mark E. Nance, age 55, has served as our Senior Vice President, General Counsel and Secretary since September 2019. Prior to that, Mr. Nance served as the Chief Legal Officer of INSYS Therapeutics, Inc., a pharmaceutical company, from October 2018 to July 2019 and Special Advisor to FIPRA International, Ltd., a public affairs consultancy company, from July 2017 to July 2019. Prior to joining INSYS Therapeutics, Inc., Mr. Nance served as the Senior Vice President and Global General Counsel of Mylan N.V., a pharmaceutical company, from April 2012 to May 2017. Prior to joining Mylan N.V., Mr. Nance served as General Counsel of GE Healthcare Medical Diagnostics and GE Healthcare Life Sciences. In addition, Mr. Nance has held various other leadership positions and roles in industry and in government, including the U.S. Federal Trade Commission.

Mischa M. Reis, age 51, has served as our Senior Vice President, Strategy and Corporate Development since September 2019. Prior to that, Mr. Reis served as Vice President, Business Development & Strategy of Danaher’s Dental business since October 2012.

Howard H. Yu, age 51, has served as our Senior Vice President and Chief Financial Officer since May 2019. Prior to that, Mr. Yu served as Chief Financial Officer of the Nobel Biocare business from September 2017 to January 2019 and Chief Financial Officer of the Ormco business from September 2014 to September 2017. Mr. Yu joined Danaher in 2011 and held a variety of positions at Danaher, including as Vice President, Financial Planning & Analysis of Beckman Coulter, Inc., a Danaher subsidiary, from January 2012 to September 2014.

Certain Relationships and Related Transactions

Policy

Under our written Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Relationships and Transactions

There were no transactions between the Company and any officer, director or nominee for director, or any affiliate of or person related to any of them, since January 1, 2022, of the type or amount required to be disclosed under the applicable SEC rules.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and the pay programs provided to our Named Executive Officers (“NEOs”) for 2022.

Executive Summary

2022 Financial Results:
•Our sales increased 2.4% in 2022, while core sales increased 4.1% as compared to the comparable period of 2021.
•Envista generated adjusted diluted earnings per share of $1.94 and adjusted EBITDA of $517.4 million for the year.

See Appendix A for a reconciliation of GAAP to non-GAAP measures.

2022 Executive Compensation: In 2022:

•We introduced performance-based restricted stock units to our executive compensation program, and our NEOs received at least 50% of their long-term incentive compensation in the form of performance-based restricted stock units with three-year financial performance goals;
•Our NEOs did not receive an increase in base salary, in line with our approach of placing more emphasis on “at risk” compensation (other than for Mr. Kyrillos in connection with his promotion);
•Our NEOs did not receive an increase in target annual cash incentive compensation; and
•Our NEOs received annual cash incentive payments ranging from 53% to 63% of target based on corporate and operating company performance against 2022 objectives.

Pay Equity: We conducted a comprehensive review of our compensation practices to ensure we have a roadmap to address any gaps in pay identified, as needed. We are pleased that we maintained 99% gender pay equity in the U.S. and 99% race/ethnicity pay equity in the U.S. in 2022. We are also reviewing global gender pay equity figures. Achieving gender pay equity is an important initiative for us at Envista and is just one example of the positive work we are doing to support gender equality.

Business Goals & Executive Pay: Our near-term goals are to accelerate our core sales growth, expand our operating margins, generate free cash flow in excess of our net income, increase our adjusted EBITDA and adjusted earnings per share and strategically deploy our free cash flow to improve our market position. Our ability to attract, develop and retain key executives and other employees in the face of increased competition for talent in the dental and broader medical devices industry and the current tight labor market is critical to our success. Our Compensation Committee retains appropriate flexibility in determining pay structures, selecting peer groups, setting executive pay at appropriate levels versus peers, as well as determining goals and performance ratings to align management with operational goals and the long-term interests of our stockholders. We generally aim to pay competitively and ensure our compensation programs are aligned with industry benchmarks and stockholder interests.

2022 Say on Pay Vote Results: As part of our Compensation Committee’s efforts to ensure that the interests of our Named Executive Officers are aligned with those of our stockholders, our Compensation Committee considers the results of the Company’s prior stockholder advisory votes on executive compensation. Our 2022 Say on Pay vote yielded an approval by 95.9% of the votes cast. Based on this high level of support, we did not make any additional changes to the overall structure of our compensation program in 2022 as a result of any specific feedback from stockholders.

Management Team: Our management team combines significant operational capabilities with extensive dental and healthcare industry experience. Our CEO and CFO have been with the Company for more than ten years and all of our other executive officers also have significant service with the Company or other healthcare companies. Our leadership team has undertaken a significant transformation to better position our business for organic and inorganic growth and diversify our sales globally.

Named Executive Officers

Our NEOs for 2022 include our Chief Executive Officer and Chief Financial Officer, as well as the next three most highly compensated executive officers serving as such at fiscal year-end, as follows:

Company Overview

We are a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS and Kerr, united by a shared purpose: to partner with professionals to improve lives by digitizing, personalizing and democratizing dental care. We help our customers deliver the best possible patient care through industry-leading solutions, technologies, and services. Our diversified portfolio of solutions covers a broad range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. Principal brands are set out below:

We are headquartered in Brea, California, and our commercial organization includes over 3,000 employees with deep clinical, product and workflow expertise who interact with customers on a daily basis. We are one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry.

We endeavor to embody our core values in everything we do and in our various programs and initiatives:

Objectives and Framework

With the goal of building long-term value for stockholders, our executive compensation program is designed to:

•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with our complexity and global footprint;
•motivate executives to perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and
•link compensation to the achievement of corporate goals that we believe best correlate with the creation of long-term stockholder value.

To achieve these objectives, our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards which are subject to multi-year vesting periods. Our executive compensation program rewards executive officers when they build long-term stockholder value, achieve annual business goals and maintain long-term careers with us. The Compensation Committee exercises judgment in setting compensation levels, taking into account the following:

Pay competitiveness in the context of the marketplace for executive talent. Our Compensation Committee considers market trends and practices (generally targeting the market median when benchmarking target compensation) in determining pay levels and compensation design to ensure that compensation is appropriately positioned to attract and retain talented executives and that our costs are sustainable relative to peers.

Internal equity, including compensation that reflects the responsibilities and relative complexity of the executive’s position within Envista. To ensure that the most senior executives are held most accountable for long-term operating results and changes in stockholder value, the Compensation Committee believes that both the amount and “at-risk” nature of compensation should increase with the relative complexity and significance of an executive’s position.

Our performance, along with the executive’s performance and contributions. Our cash incentive compensation varies annually to reflect near-term changes in operating and financial results. Our long-term compensation is closely aligned with long-term stockholder value creation, both by tying the ultimate value of the awards to the stock price and because of the length of time executives are required to hold the awards before realizing their value. The executive’s performance and individual contributions toward our business objectives are also incorporated in the Compensation Committee’s decision-making process.

Our Pay Practices

Our approach to executive compensation reflects a range of practices that promote alignment between the interests of executives and those of stockholders and sound governance principles, as illustrated below.

2022 Executive Compensation Decision-Making and Oversight

The Compensation Committee retains FW Cook as its independent compensation consultant. The Compensation Committee assessed the independence of FW Cook in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that FW Cook’s work does not raise any conflict of interest.

Our Chief Executive Officer, our Vice President of Total Rewards, and Assistant General Counsel generally attend meetings of the Compensation Committee along with our independent compensation consultant. Our Chief Executive Officer provides background and context regarding the relationship between strategic goals and priorities and executive compensation matters and provides recommendations to the Compensation Committee regarding performance and compensation paid to other executive officers. The Compensation Committee gives considerable weight to the evaluation and recommendations of our Chief Executive Officer with respect to the other executive officers. Our human resources and legal departments also assist the Compensation Committee Chair in scheduling and setting committee meeting agendas, preparing meeting materials and providing the Compensation Committee with data relating to executive compensation as requested by the Compensation Committee.

Responsibilities for executive compensation decisions are summarized below:

Compensation Committee	•Determines compensation programs and policies for our executive officers;

•Approves executive officer compensation levels, structure and mix; and

•Reviews and makes recommendations to the Board regarding non-employee director compensation.
Board of Directors	•Briefed by, and provides input to the Compensation Committee;

•Directors who are not on the Compensation Committee may attend Compensation Committee meetings and/or executive sessions; and

•Approves all equity compensation plans and executive officer compensation plans.
Management	•Chief Executive Officer and other members of management provide input to ensure compensation programs and policies reflect the Company’s evolving strategic and operational needs.
Independent Compensation Consultant	•Provides expertise-based advice, research and analytical services to the compensation committee concerning both our executive and non-employee director compensation levels, program design and practices; and

•Reports directly to our Compensation Committee.

Analysis of 2022 Executive Compensation

The vast majority of our senior executives’ compensation is performance based and variable in nature (approximately 85% for our CEO and an average of approximately 72% for our other NEOs). In 2022, long-term incentives were awarded 60% in performance stock units (“PSUs”), 20% in time-based RSUs and 20% in stock options for Mr. Aghdaei and 50% in PSUs, 25% in time-based RSUs and 25% in stock options for our other NEOs. The PSUs will vest based on achievement of identified performance measures over a three-year performance period, and the time-based RSUs and stock options vest ratably over a three-year period - see “Long-Term Incentive Compensation” for details. The following chart reflects components of compensation at target, as described in “Executive Compensation Tables — Employment Agreements.”

The components of our executive compensation program are intended to support our human capital strategy and to further stockholder interests as follows:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Base Salary	Cash	•Help attract and retain executive talent. •Balance pay-at-risk components by providing a stable source of income. •Recognize day-to-day role and scope of responsibility.
Annual Incentive Compensation	Cash	•Align executives with key short-term strategic and operational initiatives.

•Reward performance on key annual financial measures, including core sales growth, profitability and cash flow generation.

•Motivate and reward teamwork and individual performance.
Long-Term Incentive Compensation	Stock Options RSUs PSUs
•Drive sustainable performance that delivers value to stockholders over the long-term.

•Provide direct alignment to stock price appreciation.

•Promote the long-term retention of our executive officers.

•Align the interest of the executive with those of the stockholders.

•Reward performance on key financial measures, including core sales growth and adjusted EBITDA margin, measured over a three-year period, as modified by relative total stockholder return over a three-year period.

Other Compensation	Employee Benefits Perquisites Severance	•Provide a competitive compensation package.

•Reinforce alignment with stockholder interests through deferrals in Company stock and, also, retention through vesting restrictions (e.g., ECP & EDIP).

•Support corporate objectives (e.g., relocation and tax equalization benefits).

Base Salary

Our NEOs have entered into letter agreements with Envista, which among other things set forth base salary levels, which are subject to review and adjustment from time to time. Base salaries of our NEOs are informed by market data with respect to positions with similar roles and scope of responsibilities within our peer group, personal performance and experience. See “Executive Compensation Tables—Employment Agreements” below for additional information regarding the agreements with our NEOs.

As in prior years, our Compensation Committee has focused on ensuring that a significant percentage of total compensation is “at risk” and did not increase base salaries for our NEOs from 2021 levels, other than for Mr. Kyrillos, who was promoted at the beginning of 2022.

Base salaries for our NEOs in 2021 and 2022 were as follows:

NAMED EXECUTIVE OFFICER	2021 BASE SALARY	2022 BASE SALARY	PERCENTAGE INCREASE
Amir Aghdaei	$1,100,000	$1,100,000	—%
Howard Yu	$525,000	$525,000	—%
Patrik Eriksson	$550,000	$550,000	—%
Jean-Claude Kyrillos	$475,000	$525,000	10.5%
Mark Nance	$525,000	$525,000	—%

Annual Incentive Compensation

Overview

We provide annual incentives to our NEOs under our Executive Incentive Compensation Plan (the “ICP”). The ICP provides cash bonuses to participants based on the achievement of annual performance metrics relating to our business and the participant’s personal performance. In 2022, the target bonus for each NEO was equal to the executive’s base salary as of December 31, 2022 multiplied by the relevant target award percentage. The 2022 actual bonus was equal to the target bonus multiplied by an overall weighted factor, which incorporated a Company Financial Factor (“CFF”) as well as a Personal Performance Factor (“PPF”), described in more detail below.

The diagram below illustrates the 2022 annual incentive award opportunities:

*As discussed in more detail under “Company Financial Factor” below, financial achievement for our operating company leaders is based on operating company financial performance and overall Envista financial performance, equally weighted.

Our approach to 2022 incentive design emphasizes company-wide financial results and teamwork while also rewarding business financial results and progress against personal objectives and strategic priorities.

In establishing annual incentive award opportunities for 2022, our Compensation Committee established the same metrics and weights used in 2021 for annual incentive compensation, which reflects the continued importance of core sales growth, earnings, and cash flow. Highlights of our approach to rewarding company-wide performance in the form of the Company Financial Factor, which constitutes 75% of the annual incentive opportunity, are as follows:

Core sales growth, adjusted EPS and free cash flow ratio are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Appendix A.

Individual performance in the form of Strategic Priorities/Personal Performance Factor constitutes 25% of the annual incentive opportunity and reflects the executive’s execution against operational and personal goals for the year, overall leadership effectiveness, overall financial performance, and, for executives managing a business, operating performance for that business. Our Compensation Committee maintains discretion in determining incentive payouts for each executive officer. We believe that such discretion is set at a reasonable level, strengthens the effectiveness of our compensation programs by allowing performance differentiation among our leadership team and enables the Compensation Committee to incorporate risk mitigation and unanticipated developments in determining payouts.

Company Financial Factor
In line with our core value of Continuous Improvement, financial performance targets for incentive purposes are set at challenging levels. They generally constitute an improvement over the prior comparable period but also take into account the macro-economic environment (for example, the COVID-19 pandemic, supply chain challenges. etc.).

Messrs. Aghdaei, Yu and Nance
The 2022 CFF for Messrs. Aghdaei, Yu and Nance was based on Envista’s performance against (i) core sales growth, (ii) earnings per share, and (iii) adjusted free cash flow to adjusted net income ratio. In 2022, there was no payout for core sales growth or adjusted free cash flow ratio, and earnings per share attainment was between threshold and target levels, resulting in a CFF for these executives of 37% of target, as shown in the table below.

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual 2022	Achievement	Weight	Payout/ Weighted Achievement

Core Sales Growth (YoY %)	5%	8%	11%	4.1%	—%	50%	—%
Adjusted Diluted EPS ($)	$1.62	$2.00	$2.38	$1.94	92%	40%	37%
Adjusted Free Cash Flow to Adjusted Net Income Ratio	85%	105%	135%	32%	—%	10%	—%
Envista CFF							37%

Messrs. Kyrillos and Eriksson

The CFF for our operating company presidents was calculated as follows:

OpCo Presidents	Envista CFF (Weighted 50%)			OpCo CFF (Weighted 50%)
Jean-Claude Kyrillos	Core Sales Growth (50%)	Adjusted Diluted EPS (40%)	Adjusted Free Cash Flow Ratio (10%)	OpCo Core Sales Growth (30%)	OpCo Operating Profit (60%)	OpCo Working Capital Turnover (10%)
Patrik Eriksson	Core Sales Growth (50%)	Adjusted Diluted EPS (40%)	Adjusted Free Cash Flow Ratio (10%)	OpCo Core Sales Growth (50%)	OpCo Operating Profit (40%)	OpCo Working Capital Turnover (10%)

The CFF for Imaging (applicable to Mr. Kyrillos) and Nobel Biocare (applicable to Mr. Eriksson) was 62% and 36%, respectively, calculated as follows:

Metric	Achievement	Weight	Payout/Weighted Achievement
Core Sales Growth	—%	30%	—%
Operating Profit	87%	60%	52%
Working Capital Turnover	98%	10%	10%
Imaging CFF			62%

Metric	Achievement	Weight	Payout/Weighted Achievement
Core Sales Growth	—%	50%	—%
Operating Profit	90%	40%	36%
Working Capital Turnover	—%	10%	—%
Nobel Biocare CFF			36%

We do not disclose the specific targets for our operating companies’ performance metrics as they are highly confidential and would provide competitors and third parties with insight into the Company’s internal planning processes that may allow them to predict certain of our operating companies’ financial and/or operational strategies, which could cause us competitive harm. The performance metrics of core sales growth, adjusted operating profit, and working capital turnover were based on a range of factors, including growth outlooks for our respective product portfolios, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one operating company may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant markets or smaller or larger market shares. These considerations result in operating company targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. Like the performance targets set for Envista, the performance targets for our operating companies are set at levels that we believe are challenging and which generally constitute an improvement over the prior comparable period, in line with our core value of Continuous Improvement, subject to the Compensation Committee’s need to establish attainable goals (with effort) during challenging economic conditions.

Personal Performance Factor & Individual Payouts
Following the end of 2022, the Compensation Committee used its judgment and the recommendations of Mr. Aghdaei to determine for each executive a PPF between 0% and 150%. The Compensation Committee assigned a PPF of 100% for Mr. Aghdaei. With respect to the other NEOs, the average PPF assigned by the Compensation Committee was 105%. Our Compensation Committee has discretion in determining the PPF of each executive officer, which is an important risk-mitigating element to our compensation program.

The target percentages for our NEOs as a percentage of base salary were as follows: Mr. Aghdaei, 125%; Mr. Yu, 75%; Mr. Kyrillos, 70%; Mr. Eriksson, 70%; and Mr. Nance, 60%. The bonus target amounts, relevant CFF and PPF for each NEO resulted in the following non-equity Incentive Compensation Plan payouts for 2022:

NAMED EXECUTIVE OFFICER	2022 TARGET ($)	WEIGHTED CFF(1)	PPF	2022 PAYOUT (% OF TARGET)	2022 PAYOUT ($)
Amir Aghdaei	$1,375,000	37.0%	1.00	52.8%	$725,313
Howard Yu	$393,750	37.0%	1.10	55.3%	$217,547
Patrik Eriksson	$385,000	37.0%	1.00	52.8%	$203,088
Jean-Claude Kyrillos	$367,500	50.0%	1.00	62.5%	$229,688
Mark Nance	$315,000	37.0%	1.10	55.3%	$174,038
1) For Messrs. Aghdaei, Yu and Nance, the weighted CFF is solely based on the CFF for all of Envista (37%). For Mr. Kyrillos, the weighted CFF is based 50% on the CFF for Imaging (62%) and 50% on the CFF for all of Envista (37%). For Mr. Eriksson, the weighted CFF is based 50% on the CFF for Nobel Biocare (36%) and 50% on the CFF for all of Envista (37%).

Long-Term Incentive Compensation

In 2022, our Compensation Committee introduced performance-based equity awards in the form of PSUs comprising at least half of the NEOs’ total long-term incentive value, as shown below:

The annual equity awards granted to our NEOs are intended to align the NEOs’ compensation with market levels of compensation within our peer group and, also, provide enhanced performance and retention incentives. The target values and associated vesting periods reflect the increases in the value of the long-term incentive awards for certain of our NEOs based on Envista’s review of peer and market data, along with 2021 personal performance and the introduction of PSUs representing at least half of the target value of the awards to align with our peer companies and industry trends, which the Compensation Committee approved in February 2022. On February 25, 2022, our Compensation Committee granted equity awards to the NEOs as follows:

NAMED EXECUTIVE OFFICER	VALUE OF AWARD(1)	TIME-BASED RSUs (20% for CEO; 25% for other NEOs)	STOCK OPTIONS (20% for CEO; 25% for other NEOs)(2)	TARGET PSUs (60% for CEO; 50% for other NEOs)	VESTING SCHEDULE
Amir Aghdaei	$5,100,000	21,025	58,640	57,305
RSUs and stock options vest ratably on each anniversary of the grant date over three years, subject to continued service through each such date. PSUs vest after three years, subject to actual performance.

Howard Yu	$1,500,000	7,730	21,560	14,045
Patrik Eriksson	$850,000	4,380	12,220	7,960
Jean-Claude Kyrillos	$850,000	4,380	12,220	7,960
Mark Nance	$900,000	4,640	12,940	8,430
1) These are the values assigned to the award for compensation purposes. The values placed on the option portion of the award in the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2022” table differ from the values shown above in line with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718.
2) The exercise price for the options was $48.52, the closing price of our Common Stock on the date of grant.

The PSUs can be earned and vest contingent on the achievement of three-year performance goals, which relate to core sales growth rate and adjusted EBITDA margin (which are interdependent goals for the 2022 PSU grants), and subject to further adjustment by the Company’s TSR performance over a three-year period compared to the Standard & Poor’s 400 health care sector index. The NEOs can earn between 37.5% to 200% of the target number of PSUs, depending on the level of performance achieved, subject to attaining at least the threshold level of performance with respect to both the core sales growth rate and adjusted EBITDA margin performance goals for any of the PSUs to be earned.
Core sales growth rate is determined on a currency neutral basis excluding the first-year impact of any acquisitions and the impact of any divestitures. Adjusted EBITDA margin is the Company’s adjusted EBITDA, calculated consistent with how the Company reports adjusted EBITDA to the public, divided by the Company’s total net sales.

Core sales growth and adjusted EBITDA margin were considered appropriate metrics given their importance to our growth strategy. TSR percentile rank acts as a modifier to core sales growth and adjusted EBITDA margin as a means to validate that the outcome is directionally aligned with our returns to stockholders during the same performance period.

Our Compensation Committee establishes separate performance goals for each annual equity award.

Other Compensation

Perquisites
During 2022, Mr. Aghdaei benefited from a legacy tax equalization agreement entered into with Danaher in relation to a prior Danaher assignment, which was intended to ensure that he pays no more and no less tax than he would have paid had he remained in the United States. Benefits under this agreement consist of German income taxes paid by Envista on Mr. Aghdaei’s behalf, offset by the tax refund resulting from associated foreign tax credits which is repaid to the Company. Hypothetical taxes were also withheld in 2022 in anticipation of future tax obligations. In 2022, Mr. Yu benefited from a tax preparation service as it related to his prior assignment in Switzerland. This benefit consisted of Swiss income taxes paid by Envista on Mr. Yu’s behalf, offset by the tax refund resulting from associated foreign tax credits which is repaid to the Company. While Envista honors these legacy tax equalization agreements entered into by our NEOs with Danaher before the Separation, Envista has endeavored to minimize the use of expatriate assignments and related tax equalization benefits. In addition, Envista is in the process of adopting robust policies and procedures for tax equalization benefits going forward. Details on perquisites made available to our NEOs in 2022 are in the footnotes to the “Summary Compensation Table.”

Other Benefits
Our US-based executive officers, including the NEOs, participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. These include subsidized health and dental insurance, AD&D and life insurance coverage, participation in the Envista Savings Plan as well as participation in employee-paid benefits such as vision insurance and flexible spending accounts. Additionally, US-based executive officers are eligible to defer a portion of their salary and bonus in our Deferred Compensation Plan which also covers other senior employees. Messrs. Aghdaei and Eriksson also participate in our Executive Deferred Incentive Program (“EDIP”), a plan which is closed to new entrants, and received a contribution in Envista notional shares in 2022 with respect to their participation in this plan. Messrs. Yu, Kyrillos and Nance are eligible to participate in our Excess Contribution Program (“ECP”), which provides for excess matching and non-elective contributions in Envista notional shares. US-based executives also participate in the Envista Holdings Corporation Severance and Change in Control Plan. See “Executive Compensation Tables—Employee Benefit Plans” below for additional information on these benefits.

2023 Executive Compensation Developments

In the first quarter of 2023, we implemented the following pay practices:

•On February 25, 2023, our Compensation Committee granted equity awards to the NEOs consisting of 60% PSUs, 20% time-based RSUs and 20% stock options for Mr. Aghdaei and 50% PSUs, 25% time-based RSUs and 25% stock options for our other NEOs. The PSUs will vest based on achievement of identified performance measures over a three-year performance period, and the time-based RSUs and stock options vest ratably over a three-year period.

•No base salary increases for our NEOs, other than Mr. Yu, for 2023. Our Compensation Committee approved an increase in Mr. Yu’s base salary from $525,000 to $550,000 based on Envista’s review of peer and market data, along with 2022 personal performance.

•No target annual bonus increases for any of our NEOs for 2023.

•Retained core sales growth and adjusted free cash flow ratio as two of the performance measures for the 2023 Incentive Compensation Plan and replaced the EPS performance measure with adjusted EBITDA margin, with the same weightings used in 2022 (50% core sales growth; 40% adjusted EBITDA margin; and 10% adjusted free cash flow ratio).

•Modest increases to the value of the long-term incentive awards for certain of our NEOs, as outlined below. The increases were based on Envista’s review of peer and market data, along with 2022 personal performance, and are intended to further align NEOs with stockholders:

NAMED EXECUTIVE OFFICER	2022 LTI VALUE	2023 LTI VALUE	CHANGE ($)	PERCENTAGE INCREASE
Amir Aghdaei	$5,100,000	$5,200,000	$100,000	2.0%
Howard Yu	$1,500,000	$1,575,000	$75,000	5.0%
Patrik Eriksson	$850,000	$850,000	$0	—%
Jean-Claude Kyrillos	$850,000	$850,000	$0	—%
Mark Nance	$900,000	$950,000	$50,000	5.6%

Compensation Peer Group Analysis

Each year, the Compensation Committee works with FW Cook to determine appropriate peer companies for benchmarking our executive compensation program. FW Cook uses the following guidelines in recommending a peer group to the Compensation Committee:

•the extent to which such companies compete with us in one or more lines of business and for executive talent; and
•comparability of revenues, market capitalization, net income, total assets and number of employees.

In May 2022, FW Cook reviewed the Company’s peer group for purposes of evaluating our compensation decisions for our executive officers and non-employee directors and recommended the inclusion of Enovis Corporation. Former peer company Hill-Rom Holdings, Inc. was acquired in December 2021 necessitating its removal.

Based on the recommendations of FW Cook, our Compensation Committee adopted a compensation peer group consisting of the following companies:

Align Technology, Inc.	Henry Schein, Inc.	NuVasive, Inc.
CONMED Corporation	Hologic, Inc.	Patterson Companies, Inc.
The Cooper Companies, Inc.	ICU Medical, Inc.	PerkinElmer, Inc.
DENTSPLY SIRONA Inc.	Integer Holdings Corporation	STERIS plc
Enovis Corporation	Integra LifeSciences Holdings Corp.	Teleflex Incorporated

While our Compensation Committee considers the data from the peer group helpful in assessing our competitive position, our Compensation Committee refers to other resources, including published compensation data from other surveys and from public compensation data for competitors to one or more of our operating companies in an effort to ensure our compensation program is competitive. In addition to compensation data, the Compensation Committee considers pay for performance and long-term value creation objectives in determining the compensation for our executive officers that best aligns management’s interests with those of our stockholders.

Stock Ownership Policies

To further align management and stockholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires our executive officers to obtain a substantial equity stake in our Common Stock within five years of their appointment to an executive position. The multiples of base salary required by the guidelines are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP GUIDELINES (AS A MULTIPLE OF SALARY)
Chief Executive Officer	5x base salary
Senior Vice President	2x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our Common Stock in the DCP, EDIP or ECP, shares held in a 401(k) plan, and unvested RSUs, but does not include PSUs or shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2022.

Pledging Policy. Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, and our directors from pledging as security under any obligation any shares of our Common Stock that he or she directly or indirectly owns and controls.

Hedging Policy. We maintain a policy that prohibits any of our employees and directors from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, our Compensation Committee has adopted a recoupment (or clawback) policy applicable to our executive officers who are subject to the reporting requirements of Section 16 under the Exchange Act (the “covered persons”), including our NEOs. Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), the Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us, require reimbursement or payment to us of the portion of any annual incentive compensation payment awarded to any covered person within the three-year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused such restatement). The recoupment policy is enforceable against all covered persons and their beneficiaries, heirs, executors, administrators and other legal representatives. In addition, the stock plans in which our executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of our 2019 Omnibus Incentive Plan, as amended (the “2019 Plan”), if an employee is terminated for gross misconduct, the administrator may cause the participant’s unexercised or unvested equity awards to be partially or completely forfeited. In addition, under the terms of our EDIP and ECP, if termination of an employee’s participation in the plan resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Tax Deductibility of Executive Compensation

Our Compensation Committee will periodically review the tax impact of executive compensation on the Company as well as on our executive officers in addition to taking into account other considerations such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, we expect that some of the compensation provided to our executive officers will not be deductible under Section 162(m).

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable stockholder value. Our management coordinates the risk assessment and oversight of the Company’s incentive compensation plans with a cross functional team and presents its conclusions to the Compensation Committee. FW Cook, the Compensation Committee’s independent compensation consultant, participates in identifying and assessing risk. Upon review and discussion, the Compensation Committee agreed that the Company’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

In reaching this conclusion, our Compensation Committee considered in particular the following attributes and risk-mitigation features of our executive compensation program:

ATTRIBUTE	RISK-MITIGATING EFFECT
Incentive compensation programs feature multiple, complementary performance measures aligned with business strategy	Mitigates incentive to over-perform with respect to any particular metric at the expense of other metrics and/or to play accounting games. The presence of strategic metrics in the annual incentive plan ensures that the Compensation Committee retains discretion and the focus is not exclusively financial.
Long-term incentives balance options and full-value awards, and incorporate competitive vesting periods	Upside from options is balanced by the presence of downside risk inherent in full value awards such as RSUs. The introduction of PSUs in 2022 (and related downweighting of options and time-based RSUs) provide upside leverage and downside protection. Multi-year vesting periods ensure that executives will not benefit excessively from short-run spikes in the stock price.
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing	Ensures executives remain exposed to risks faced by the Company’s owners under all circumstances. Helps support a culture of “no excuses.”
Stock ownership requirements for all executive officers	Ensures executives build up their exposure to risks faced by the Company’s owners over time. The Compensation Committee reviews requirements and compliance on an annual basis and may incorporate these in setting compensation opportunity and granting stock awards.
No hedging of Envista securities permitted	Prevents executives from reducing risks by entering into financial contracts which offset their risk and/or exposure to the Company.
Independent compensation consultant that performs no other services for the Company	Ensures the Compensation Committee and the Board receive broad market information about market practices and trends. Helps ensure advice will not be influenced by conflicts of interest.
Executive Officer payouts are approved by the Compensation Committee	Incentive calculations are reviewed and approved by the Compensation Committee. The Compensation Committee also reviews and approves objectives and performance and ensures that they are set at challenging yet achievable levels.

Our Compensation Committee will periodically review the compensation programs and design and may make certain changes to align them with our compensation philosophy and view of our business needs and strategic priorities, taking into account risk and risk mitigation considerations.

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, as required by Item 402(b) of Regulation S-K, and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee of the Board of Directors
Wendy Carruthers (Chair)
Daniel Raskas
Christine Tsingos

Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for 2022, 2021 and 2020.

NAME AND PRINCIPAL POSITION (1)	YEAR	SALARY ($)(2)	BONUS ($)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)		TOTAL ($)

Amir Aghdaei, President & CEO	2022	$1,100,000	$—	$4,080,220	$1,020,101	$725,313	$1,598,098	(6)	$8,523,732
	2021	$1,100,000	$—	$2,350,004	$2,350,018	$2,268,750	$1,130,976		$9,199,748
	2020	$1,007,981	$—	$2,250,115	$2,250,042	$1,375,000	$487,756		$7,370,894
Howard Yu, Senior Vice President and CFO	2022	$525,000	$—	$1,125,063	$375,058	$217,547	$99,595	(7)	$2,342,263
	2021	$525,000	$—	$500,049	$500,086	$639,844	$62,751		$2,227,730
	2020	$495,048	$—	$500,055	$500,017	$374,063	$64,469		$1,933,652
Patrik Eriksson, SVP and President of Nobel Biocare	2022	$550,000	$—	$637,582	$212,579	$203,088	$81,519	(8)	$1,684,768
	2021	$550,000	$—	$425,118	$425,032	$532,263	$86,598		$2,019,011
	2020	$519,327	$—	$425,060	$425,069	$351,313	$76,146		$1,796,915
Jean-Claude Kyrillos, SVP and President, Diagnostics and Digital Solutions	2022	$525,000	$—	$637,582	$212,579	$229,688	$59,315	(9)	$1,664,164
	2021	$475,000	$—	$425,118	$2,425,059	$497,503	$32,628		$3,855,308
	2020	$380,913	$—	$337,610	$337,557	$345,732	$1,462		$1,403,274
Mark Nance, SVP and General Counsel	2022	$525,000	$—	$675,295	$225,104	$174,038	$54,598	(10)	$1,654,035
	2021	$525,000	$—	$350,186	$350,080	$519,750	$50,486		$1,795,502
	2020	$495,721	$—	$300,113	$300,010	$315,000	$17,881		$1,428,725

(1)All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars.
(2)Includes the following amounts deferred into the Executive Deferred Incentive Program and Deferred Compensation Plan. See “Employee Benefit Plans—Supplemental Retirement Program” for a description of our deferred compensation arrangements and the transfer from the Danaher plans to their Envista equivalents:

		AMOUNT OF SALARY DEFERRED INTO PLAN			AMOUNT OF NON-EQUITY INCENTIVE COMPENSATION DEFERRED INTO PLAN
NAME	PLAN	2022	2021	2020	2022	2021	2020

Amir Aghdaei	DCP	$55,000	$55,000	$100,798	$226,875	$137,500	$427,669
Howard Yu	DCP	$52,500	$52,500	$49,505	$127,969	$27,563	$—
Patrik Eriksson	DCP	$—	$—	$—	$266,132	$60,157	$178,494
Jean-Claude Kyrillos	DCP	$—	$—	$35,716	$—	$16,919	$—
Mark Nance	DCP	$52,500	$52,500	$49,572	$129,938	$31,500	$18,493

(3)These amounts represent the aggregate grant date fair value of all equity awards made in the applicable year computed in accordance with ASC Topic 718. As such, they do not correspond to the actual economic value that may be received by our NEOs from these awards. The “Stock Awards” column equals the aggregate grant date fair value of all RSUs and PSUs granted during the relevant year, as applicable. The grant date fair value for RSUs is calculated as the number of RSUs multiplied by the closing price of the Common Stock on the date of grant. For PSUs, we are required to report the PSU awards at the beginning of the three-year performance cycle (in the year in which the PSU awards were granted), even though they will not be paid (if at all) until the end of the performance period. The amounts shown assume performance at target. The PSUs are paid only if performance conditions are met, and the final payment amount will range from 0% to 200% of the stated target. See the “Grants of Plan-Based Awards for Fiscal 2022” table below for the threshold, target, and maximum amounts that can be earned. With respect to stock option grants shown in the “Options Awards” column, the grant date fair value has been calculated using the Black-Scholes option pricing model. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 17 to the Consolidated Financial Statements for the 2022 fiscal year.
(4)Additional information regarding these payments appear under the heading “Annual Incentive Compensation” in the CD&A
(5)The following table sets out the 401(k), EDIP, and ECP contributions made to our NEOs’ accounts for 2022, which are included in “All Other Compensation.” EDIP and ECP contributions are in Company stock and are converted to notional phantom shares by dividing the relevant closing price of the Company’s stock.
:

NAME	COMPANY 401(K) CONTRIBUTIONS ($)	COMPANY EDIP CONTRIBUTIONS ($)	COMPANY ECP CONTRIBUTIONS ($)

Amir Aghdaei	$20,944	$198,000	$—
Howard Yu	$20,944	$—	$40,063
Patrik Eriksson	$20,944	$56,100	$—
Jean-Claude Kyrillos	$20,944	$—	$34,868
Mark Nance	$18,158	$—	$36,440
(6)$1,379,154 consists of tax equalization related to Mr. Aghdaei’s prior Danaher assignment in Germany, reflecting $1,160,255 in foreign and local tax payments made on Mr. Aghdaei’s behalf and $801,946 in related gross-ups, less $250,000 in estimated tax repayments owed to the Company resulting from associated foreign tax credits and less $333,047 in hypothetical taxes withheld in anticipation of future tax obligations related to the prior assignment. The amount of the offset is an estimate based on currently available information and is subject to change based on the final U.S. tax return filed by the executive. See “Other Compensation—Perquisites” on page 38 for additional information about the legacy Danaher tax equalization benefits paid to certain of our NEOs. Also includes 401(k) and EDIP contributions as detailed in Footnote 5.
(7)$32,638 relates to tax equalization (including a gross-up in the amount of $14,997), reflecting $17,641 in Swiss income tax payments made on Mr. Yu’s behalf. Also includes $3,000 taxable imputed amount for tax preparation fees and a related $2,950 gross up. Also includes 401(k) and ECP contributions as detailed in Footnote 5.
(8)Includes $2,419 in taxable fringe benefits relating to spouse travel and expenses, and a related $2,056 gross up. Also includes 401(k) and EDIP contributions as detailed in Footnote 5.
(9)Includes $2,419 in taxable fringe benefits relating to spouse travel and expenses, and a related $1,084 gross up. Also includes 401(k) and ECP contributions as detailed in Footnote 5.
(10)Consists of 401(k) and ECP contributions as detailed in Footnote 5.

Grants of Plan-Based Awards for Fiscal 2022

The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2022 under our compensation programs and plans.

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (2)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
			THRESHOLD ($) (3)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Amir Aghdaei	Annual cash incentive compensation		$515,625	$1,375,000	$2,750,000	—	—	—	—	—	—
	Stock options	2/25/2022	—	—	—	—	—	—	58,640	$48.52	$1,020,101
	Restricted stock units	2/25/2022	—	—	—	—	21,025	—	—	—	$1,020,133
	Performance stock units	2/25/2022	—	—	—	21,489	57,305	114,610	—	—	$3,060,087
Howard Yu	Annual cash incentive compensation		$147,656	$393,750	$787,500	—	—	—	—	—	—
	Stock options	2/25/2022	—	—	—	—	—	—	21,560	$48.52	$375,058
	Restricted stock units	2/25/2022	—	—	—	—	7,730	—	—	—	$375,060
	Performance stock units	2/25/2022	—	—	—	5,267	14,045	28,090	—	—	$750,003
Patrik Eriksson	Annual cash incentive compensation		$144,375	$385,000	$770,000	—	—	—	—	—	—
	Stock options	2/25/2022	—	—	—	—	—	—	12,220	$48.52	$212,579
	Restricted stock units	2/25/2022	—	—	—	—	4,380	—	—	—	$212,518
	Performance stock units	2/25/2022	—	—	—	2,985	7,960	15,920	—	—	$425,064
Jean-Claude Kyrillos	Annual cash incentive compensation		$137,813	$367,500	$735,000	—	—	—	—	—	—
	Stock options	2/25/2022	—	—	—	—	—	—	12,220	$48.52	$212,579
	Restricted stock units	2/25/2022	—	—	—	—	4,380	—	—	—	$212,518
	Performance stock units	2/25/2022	—	—	—	2,985	7,960	15,920	—	—	$425,064
Mark Nance	Annual cash incentive compensation		$118,125	$315,000	$630,000	—	—	—	—	—	—
	Stock options	2/25/2022	—	—	—	—	—	—	12,940	$48.52	$225,104
	Restricted stock units	2/25/2022	—	—	—	—	4,640	—	—	—	$225,133
	Performance stock units	2/25/2022	—	—	—	3,161	8,430	16,860	—	—	$450,162

(1)These columns relate to 2022 cash award opportunities under the Company’s annual incentive program.
(2)These columns relate to awards granted under the 2019 Plan.
(3)No amount will be paid out with respect to any annual incentive plan opportunity if performance is below threshold.
(4)See footnote 3 to the Summary Compensation Table above for a discussion of the calculation of grant date fair value for RSUs, PSUs and options.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2022.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
AMIR AGHDAEI	2/25/2022	—	58,640	$48.52	2/25/2032	—	—	—	—	(3)
	2/25/2022	—	—		—	21,025	$707,912	—	—	(4)
	2/25/2022	—	—		—	—	—	57,305	$1,929,459	(5)
	2/25/2021	77,443	154,887	$37.94	2/25/2031	—	—	—	—	(3)
	2/25/2021	—	—	—	—	41,294	$1,390,369	—	—	(4)
	2/25/2020	125,368	188,052	$26.50	2/25/2030	—	—	—	—	(6)
	2/25/2020	—	—	—	—	50,946	$1,715,352	—	—	(7)
	9/17/2019	—	—	—	—	70,455	$2,372,220	—	—	(8)
	9/17/2019	—	281,820	$22.00	9/17/2029	—	—	—	—	(9)
	2/24/2019	35,751	71,509	$21.76	2/24/2029	—	—	—	—	(10)
	2/24/2019	—	—	—	—	22,172	$746,531	—	—	(11)
	7/15/2018	159,289	79,647	$19.02	7/15/2028	—	—	—	—	(10)
	7/15/2018	—	—	—	—	26,287	$885,083	—	—	(11)
	2/24/2018	75,191	37,599	$19.04	2/24/2028	—	—	—	—	(10)
	2/24/2018	107,431	53,720	$19.04	2/24/2028	—	—	—	—	(10)
	2/24/2018	—	—	—	—	6,207	$208,990	—	—	(11)
	2/24/2018	—	—	—	—	17,731	$597,003	—	—	(11)
	2/24/2018	—	—	—	—	37,250	$1,254,208	—	—	(12)
	2/24/2017	2,195	—	$16.51	2/24/2027	—	—			(11)
HOWARD YU	2/25/2022	—	21,560	$48.52	2/25/2032	—	—	—	—	(3)
	2/25/2022	—	—	—	—	7,730	$260,269	—	—	(4)
	2/25/2022	—	—	—	—	—	—	14,045	$472,895	(5)
	2/25/2021	16,480	32,960	$37.94	2/25/2031	—	—	—	—	(3)
	2/25/2021	—	—	—	—	8,787	$295,858	—	—	(4)
	2/25/2020	27,860	41,790	$26.50	2/25/2030	—	—	—	—	(6)
	2/25/2020	—	—	—	—	11,322	$381,212	—	—	(7)
	9/17/2019	—	45,460	$22.00	9/17/2029	—	—	—	—	(8)
	9/17/2019	—	—	—	—	11,365	$382,660	—	—	(9)
	2/24/2019	7,668	15,340	$21.76	2/24/2029	—	—	—	—	(6)
	2/24/2019	4,601	9,203	$21.76	2/24/2029	—	—	—	—	(6)
	2/24/2019	—	—	—	—	4,758	$160,202	—	—	(7)
	2/24/2019	—	—	—	—	2,858	$96,229	—	—	(7)
	11/15/2018	3,954	3,956	$19.49	11/15/2028	—	—	—	—	(6)
	11/15/2018	—	—	—	—	1,302	$43,838	—	—	(7)
	2/24/2018	2,984	2,984	$19.04	2/24/2028	—	—	—	—	(6)
	2/24/2018	—	—	—	—	984	$33,131	—	—	(7)
	2/24/2017	3,341	—	$16.51	2/24/2027	—	—	—	—	(6)

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
PATRIK J. ERIKSSON	2/25/2022	—	12,220	$48.52	2/25/2032	—	—	—	—	(3)
	2/25/2022	—	—	—	—	4,380	$147,475	—	—	(4)
	2/25/2022	—	—	—	—	—	—	7,960	$268,013	(5)
	2/25/2021	14,006	28,014	$37.94	2/25/2031	—	—	—	—	(3)
	2/25/2021	—	—	—	—	7,470	$251,515	—	—	(4)
	2/25/2020	23,684	35,526	$26.50	2/25/2030	—	—	—	—	(6)
	2/25/2020	—	—	—	—	9,624	$324,040	—	—	(7)
	9/17/2019	—	31,820	$22.00	9/17/2029	—	—	—	—	(8)
	9/17/2019	—	—	—	—	7,955	$267,845	—	—	(9)
	2/24/2019	23,004	15,340	$21.76	2/24/2029	—	—	—	—	(6)
	2/24/2019	23,004	15,340	$21.76	2/24/2029	—	—	—	—	(6)
	2/24/2019	—	—	—	—	4,758	$160,202	—	—	(7)
	2/24/2019	—	—	—	—	4,758	$160,202	—	—	(7)
	2/24/2018	32,260	8,067	$19.04	2/24/2028	—	—	—	—	(6)
	2/24/2018	25,792	6,448	$19.04	2/24/2028	—	—	—	—	(6)
	2/24/2018	—	—	—	—	2,128	$71,650	—	—	(7)
	2/24/2018	—	—	—	—	2,660	$89,562	—	—	(7)
	2/24/2017	20,033	—	$16.51	2/24/2027	—	—	—	—	(6)
	2/24/2016	14,654	—	$12.65	2/24/2026	—	—	—	—	(6)
	2/24/2015	4,914	—	$12.62	2/24/2025	—	—	—	—	(6)
JEAN-CLAUDE KYRILLOS	2/25/2022	—	12,220	$48.52	2/25/2032	—	—	—	—	(3)
	2/25/2022	—	—	—	—	4,380	$147,475	—	—	(4)
	2/25/2022	—	—	—	—	—	—	7,960	$268,013	(5)
	10/25/2021	47,475	142,425	$38.46	10/25/2031	—	—	—	—	(13)
	2/25/2021	14,006	28,014	$37.94	2/25/2031	—	—	—	—	(3)
	2/25/2021	—	—	—	—	7,470	$251,515	—	—	(4)
	2/25/2020	18,808	28,212	$26.50	2/25/2030	—	—	—	—	(6)
	2/25/2020	—	—	—	—	7,644	$257,373	—	—	(7)
MARK NANCE	2/25/2022	—	12,940	$48.52	2/25/2032	—	—	—	—	(3)
	2/25/2022	—	—	—	—	4,640	$156,229	—	—	(4)
	2/25/2022	—	—	—	—	—	—	8,430	$283,838	(5)
	2/25/2021	11,536	23,074	$37.94	2/25/2031	—	—	—	—	(3)
	2/25/2021	—	—	—	—	6,154	$207,205	—	—	(4)
	2/25/2020	8,358	25,074	$26.50	2/25/2030	—	—	—	—	(6)
	2/25/2020	—	—	—	—	6,795	$228,788	—	—	(7)
	7/15/2019	5,905	11,812	$27.05	7/15/2029	—	—	—	—	(6)
	7/15/2019	—	—	—	—	3,660	$123,232	—	—	(7)

(1)Market value is calculated based on the closing price of our Common Stock on December 30, 2022, the last trading day of the year, as reported on the NYSE ($33.67 per share), times the number of unvested shares.
(2)The amounts shown represent the target amounts of the PSUs for the 2022-2024 performance cycle because our performance exceeded the threshold performance level as of December 31, 2022.
(3)One-third of the options granted become exercisable on each of the first, second and third anniversaries of the grant date.
(4)One-third of the RSUs granted vests on each of the first, second and third anniversaries of the grant date.
(5)The PSUs vest, if at all, upon the certification by the Compensation Committee of the performance conditions after the end of the 2022-2024 performance period, based on actual performance.
(6)20% of the options granted become exercisable on each of the first five anniversaries of the grant date.
(7)20% of the RSUs granted vests on each of the first five anniversaries of the grant date.
(8)50% of the RSUs granted vests on each of the fourth and fifth anniversaries of the grant date.
(9)50% of the options granted become exercisable on each of the fourth and fifth anniversaries of the grant date.
(10)One-third of the options granted become exercisable on each of the third, fourth and fifth anniversaries of the grant date.
(11)One-third of the RSUs granted vests on each of the third, fourth and fifth anniversaries of the grant date.
(12) Under the terms of the award, these RSUs are not subject to the risk of forfeiture but are subject to an additional two-year holding period. Shares are delivered following the fifth anniversary of the commencement of the performance period.
(13)25% of the RSUs granted vests on each of the first four anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2022

The following table summarizes stock option exercises and the vesting of RSU awards with respect to our NEOs in 2022.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Amir Aghdaei	229,404	$7,778,420	149,821	$6,913,917
Howard Yu	24,538	$697,823	15,206	$717,102
Patrik Eriksson	—	$—	18,364	$877,773
Jean-Claude Kyrillos	—	$—	6,283	$304,851
Mark Nance	—	$—	7,173	$330,209

(1)Calculated by multiplying the number of corresponding shares acquired by the difference between the exercise price and the market price of the underlying Common Stock at the time of exercise.
(2)Calculated by multiplying the number of corresponding shares acquired by the closing price of the Common Stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2022 Nonqualified Deferred Compensation

The table below sets forth for each NEO information regarding participation in the EDIP, DCP, and ECP. There were no withdrawals by or distributions to any of the NEOs from these plans in 2022.

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE BALANCE AT LAST FYE ($)(4)

Amir Aghdaei	EDIP	$—	$198,000	$(1,921,578)	$6,634,486
	DCP/ECP	$281,875	$—	$(93,572)	$1,401,132
Howard Yu	EDIP	$—	$—	$—	$—
	DCP/ECP	$180,469	$40,063	$65,206	$373,336
Patrik Eriksson	EDIP	$—	$56,100	$(781,193)	$2,372,959
	DCP/ECP	$266,132	$—	$156,920	$507,057
Jean-Claude Kyrillos	EDIP	$—	$—	$—	$—
	DCP/ECP	$—	$34,868	$(19,575)	$81,662
Mark Nance	EDIP	$—	$—	$—	$—
	DCP/ECP	$182,437	$36,440	$81,813	$408,414

(1)Contributions to the DCP relate to deferrals from the 2021 annual incentive compensation in February 2022 and from the executive’s 2022 salary.
(2)The amounts set forth in this column are included as 2022 compensation under the “All Other Compensation” column in the Summary Compensation Table.
(3)Earnings represent returns on investments on fund alternatives which parallel those available to all employees under the 401(k) plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the Summary Compensation Table.
(4)These balances constitute the accumulation of employee deferrals, Company contributions and investment returns during the participation of these executives in these plans, and include service with both Danaher and Envista. Company contributions are included in the “All Other Compensation” column in the Summary Compensation Table in the year in which they were made.

Potential Payments Upon Termination or Change-of-Control as of 2022 Fiscal Year-End

The following table describes the payments and benefits that each NEO would have been entitled to receive upon termination of employment under certain circumstances as of December 31, 2022. The amounts set forth below assume that the triggering event occurred on December 31, 2022. See “Employee Benefit Plans” for a description of the Envista Holdings Corporation Severance and Change in Control Plan providing for certain severance payments upon specified terminations without cause, resignations with good reason and upon and in connection with a change in control, each as defined under such plan. Where benefits are based on the market value of our Common Stock, we have used the closing price of our Common Stock as reported on the NYSE on December 30, 2022, the last trading day of the year ($33.67 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP or ECP (except that under the EDIP and ECP, if an employee’s employment terminates as a result of gross misconduct, the EDIP or ECP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that under the terms of the 2019 Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). The values reflected in the table below relating to the acceleration of stock options, RSUs and PSUs reflect the intrinsic value (that is, the value based on the price of our Common Stock, and in the case of stock options minus the exercise price) of the options, RSUs and PSUs that would have vested had the specified event occurred on December 31, 2022.

		TERMINATION EVENT
NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION WITHOUT CAUSE OR WITH GOOD REASON (NO CHANGE IN CONTROL) (1)	TERMINATION WITHOUT CAUSE OR WITH GOOD REASON (FOLLOWING A CHANGE IN CONTROL)	RETIREMENT (1)	DEATH (2)

Amir Aghdaei	Acceleration of unvested stock options	$6,607,952	$7,991,670	$6,607,952	$7,991,670
	Acceleration of unvested RSUs	$6,839,757	$9,877,667	$6,839,757	$7,432,989
	Acceleration of unvested PSUs	$362,828	$1,929,459	$362,828	$643,164
	Acceleration of unvested EDIP balance	$—	$—	$—	$—
	Benefits continuation(3)	$28,281	$28,281	$—	$—
	Severance Pay Plan(3)	$4,950,000	$6,187,500	$—	$—
	Total:	$18,788,818	$26,014,577	$13,810,537	$16,067,823
Howard Yu	Acceleration of unvested stock options	$—	$1,222,212	$—	$1,222,212
	Acceleration of unvested RSUs	$—	$1,653,399	$—	$1,356,497
	Acceleration of unvested PSUs	$—	$472,895	$—	$157,643
	Acceleration of unvested DCP Balance	$—	$—	$—	$31,212
	Benefits continuation(3)	$18,854	$28,281	$—	$—
	Severance Pay Plan(3)	$918,750	$1,378,125	$—	$—
	Total:	$937,604	$4,754,912	$—	$2,767,564
Patrik Eriksson	Acceleration of unvested stock options	$1,003,366	$1,203,814	$1,003,366	$1,203,814
	Acceleration of unvested RSUs	$1,172,356	$1,472,490	$1,172,356	$1,244,309
	Acceleration of unvested PSUs	$50,404	$268,013	$50,404	$89,360
	Acceleration of unvested EDIP balance	$—	$—	$—	$—
	Benefits continuation(3)	$18,854	$28,281	$—	$—
	Severance Pay Plan(3)	$935,000	$1,402,500	$—	$—
	Total:	$3,179,980	$4,375,098	$2,226,126	$2,537,483
Jean-Claude Kyrillos	Acceleration of unvested stock options	$—	$202,280	$—	$202,280
	Acceleration of unvested RSUs	$—	$656,363	$—	$501,380
	Acceleration of unvested PSUs	$—	$268,013	$—	$89,360
	Acceleration of unvested DCP Balance	$—	$—	$—	$27,172
	Benefits continuation(3)	$18,930	$28,395	$—	$—
	Severance Pay Plan(3)	$892,500	$1,338,750	$—	$—
	Total:	$911,430	$2,493,801	$—	$820,192
Mark Nance	Acceleration of unvested stock options	$—	$257,976	$—	$257,976
	Acceleration of unvested RSUs	$—	$715,454	$—	$558,350
	Acceleration of unvested PSUs	$—	$283,838	$—	$94,613
	Acceleration of unvested DCP Balance	$—	$—	$—	$28,384
	Benefits continuation(3)	$6,062	$9,093	$—	$—
	Severance Pay Plan(3)	$840,000	$1,260,000	$—	$—
	Total:	$846,062	$2,526,361	$—	$939,323

(1) If Mr. Aghdaei or Mr. Eriksson had terminated without cause or with Good Reason or retired as of December 31, 2022, they would have qualified for “early retirement” treatment under the terms of the 2019 Plan, which provides for continued vesting of a pro rata portion of unvested stock options, RSUs and PSUs upon early retirement. The PSU amount is based off the estimated payout percentage of 56.41%, as of December 31, 2022. The actual amount is determined by the actual performance payout (if any) at the end of the three year performance period.
(2) The terms of the 2019 Plan provide for accelerated vesting of all unvested stock options, a pro rata portion of unvested RSUs and a pro rata portion of unvested target amount of PSUs upon death. Under the terms of the EDIP and the DCP, upon a participant’s death, the unvested portion of the Company contributions that have been credited to the participant’s EDIP or DCP account would immediately vest.
(3) Please see “Employment Agreements” and “Employee Benefit Plans” for a description of the cash payments each officer would be entitled to if we terminate the officer’s employment without cause, the officer resigns with good reason, qualifying terminations within 24 months of a Change in Control, as well as a description of the post-employment restrictive covenant obligations of each officer. The amounts set forth in the table assume that the officer would have executed our standard release in connection with any termination without cause.

Employment Agreements

Proprietary Interest Agreements

We have entered into an agreement with each of our NEOs under which they are subject to certain covenants designed to protect our proprietary interests (the “Proprietary Interest Agreements”).

During and for specified periods after the officer’s employment with us, subject to certain customary exceptions, our NEOs are generally prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; or using trade secrets to (i) hire or solicit any of our current or recent employees, or otherwise assist or encourage any of our employees to leave employment with us, or (ii) interfere or attempt to interfere with our relationships with any of our customers or vendors. In addition, subject to certain customary exceptions, the Proprietary Interest Agreements with our NEOs provide that the officers will not compete with us, develop competing products or services or sell to or solicit purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge or expertise for a period of twelve months following termination of employment, and will not hire or solicit any of our employees or independent contractors for a period of twenty-four months following termination of employment.

Our NEOs also agreed that, with limited exceptions, all intellectual property that the officer develops in connection with his employment with us belongs to us, and assigns us all rights the officer may have in any such intellectual property.

Letter Agreements

We have letter agreements in place with each of our NEOs providing for certain base salary and target bonus levels, each of which is subject to periodic review, eligibility for certain equity awards and participation in our deferred compensation program and in the employee benefit plans that are maintained for our regular employees generally. Copies of these letter agreements have been filed as exhibits to our filings with the SEC.

Officers’ and Directors’ Indemnification and Insurance

Our Second Amended and Restated Certificate of Incorporation requires us to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as our director or officer, or by reason of serving at our request as a director or officer of any other entity, subject to certain exceptions. Our Second Amended and Restated Bylaws provide for similar indemnification rights. In addition, each of our directors and executive officers has entered into an indemnification agreement with us that provides for substantially similar indemnification rights and under which we agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. We have obtained directors’ and officers’ liability insurance covering all of our directors and officers.

Employee Benefit Plans

Following is a description of the material terms of the equity compensation, cash incentive compensation, non-qualified deferred compensation and severance pay plans in which our NEOs are eligible to participate. Copies of these plans have been filed as exhibits to our filings with the SEC.

Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.

Envista Holdings Corporation 2019 Omnibus Incentive Plan

On September 17, 2019, we adopted and Danaher, in its capacity as our sole stockholder prior to the completion of the IPO, approved the Envista Holdings Corporation 2019 Omnibus Incentive Plan (the “2019 Plan”). The 2019 Plan is a comprehensive incentive plan that permits us to grant both equity-based and non-equity based compensation awards to our employees, non-employee directors and consultants, as well as those of our eligible subsidiaries. The 2019 Plan became effective on September 17, 2019.

In 2022, we granted to our NEOs the annual equity awards described above under “Compensation Discussion and Analysis—Analysis of 2022 Executive Compensation—Long-Term Incentive Compensation.” We also granted to our independent directors the annual equity awards described below under “Director Compensation—Director Compensation Structure.”

Severance and Change in Control Plan

On November 3, 2020, the Board adopted the Envista Holdings Corporation Severance and Change in Control Plan (the “Severance Plan”) for employees designated by the Compensation Committee to be eligible to receive benefits under the Severance Plan, including the NEOs, among others, to participate in the Severance Plan. The Severance Plan provides for the payment of severance and other benefits upon a Good Reason Resignation or an involuntary termination of employment that is for reasons other than Cause, Permanent Disability or death (as defined in the Severance Plan). Subject to customary releases and agreements upon a participant’s termination of employment, the Severance Plan provides for the following payments and benefits upon a qualifying termination:

•cash payments equal to (i) the participant’s Severance Multiple (which is 2.0 for the Chief Executive Officer and 1.0 for all other participants) multiplied by the participant’s annual Base Salary plus (ii) the Severance Multiple multiplied by the participant’s Annual Bonus Target Amount;
•a cash payment equal to the participant’s pro-rated annual bonus based on actual performance for the year;
•a lump sum payment equal to the amount the Company would have otherwise contributed toward the participant’s group health, prescription, vision and dental coverage premium for a period of months equal to 12 multiplied by the participant’s Severance Multiple, subject to a maximum of 18 months; and
•the opportunity to continue enrollment and coverage in the Company’s medical, dental and vision plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the maximum COBRA coverage period available.

The Severance Plan also provides for the payment of benefits upon a Good Reason Resignation (as defined in the Severance Plan) or involuntary termination for reasons other than Cause, Permanent Disability or death that occurs within 24 months after the date of a Change in Control (as defined in the Severance Plan) as follows:

•the cash payment described above equal to the participant’s Severance Multiple increased by 0.5;
•the cash payment equal to the participant’s pro-rated annual bonus described above, determined as if the target performance goals had been achieved, subject to offset to the extent that a bonus payment is paid as a result of a Change in Control;
•full vesting of any unvested equity awards held by the participant, with performance deemed to have been achieved at the target performance level for PSUs;
•the lump sum payment for insurance premiums as described above equal to 18 months of coverage; and
•the opportunity to continue enrollment and coverage in the Company’s insurance plans under COBRA, for the maximum COBRA coverage period available.

The Severance Plan supersedes (and will not duplicate) the provisions of any severance or other plan that specifically provide the same type or types of benefits as are described in the Severance Plan, including the Envista Senior Leaders Severance Pay Plan Component of the Envista Severance Plan that was previously applicable to our NEOs.

On November 3, 2020, in connection with the adoption of the Severance Plan, the Board approved amendments to the Company’s outstanding equity awards, consisting of stock options and/or restricted stock units issued to the Company’s employees, including the NEOs. The amendments provide for accelerated vesting of the equity awards in the event of a termination of employment within 24 months following a “Substantial Corporate Change” of the Company (as defined in the 2019 Plan) if the awards are effectively assumed or continued by the surviving or acquiring company in such Substantial Corporate Change and the participant is terminated without “Gross Misconduct” (as defined in the 2019 Plan) or, if the participant participates in the Severance Plan, is terminated due to an “Involuntary Termination” or “Good Reason Resignation.” The amendments to outstanding stock option awards also provide that the participant may exercise his or her vested options until the earlier of (i) the fifth anniversary of the participant’s termination date and (ii) the expiration date of the options as set forth in the award agreement for the options.

Supplemental Retirement Program

In connection with the completion of the IPO, we adopted the Envista Holdings Executive Deferred Incentive Program (the “EDIP”), the Envista Holdings Corporation Excess Contribution Program (the “ECP”) and the Envista Holdings Corporation Deferred Compensation Plan (the “DCP”) (collectively, the “Supplemental Retirement Plans”). The Supplemental Retirement Plans became effective in accordance with their terms on December 18, 2019, which was the date of the completion of the disposition of our shares owned by Danaher (the “Split-Off”), and as of such time each of our NEOs who participated in the Danaher supplemental retirement programs transitioned, along with their account balances, to the respective Envista Supplemental Retirement Plans. We use the EDIP, ECP and DCP to provide supplemental retirement benefits on a pre-tax basis in excess of qualified plan limitations to select management associates of Envista and its subsidiaries. Only those associates who participated in the Danaher Executive Deferred Incentive Program immediately before the Split-Off are eligible to participate in our EDIP.

Company Contributions under the EDIP. At the beginning of each plan year, we credit to the account of each participant in the EDIP an amount equal to the product of:

•the sum of the participant’s base salary and target bonus as of the end of the prior year; and
•a percentage determined by the administrator that is based on the participant’s years of participation in the EDIP (including prior participation with Danaher), namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation.

All amounts that we contribute to a participant’s account are deemed invested on a notional basis in our Common Stock.

A participant vests in the amounts that we credit to his or her account as follows:

•If the participant has both reached age 55 and completed at least five years of service with us or our subsidiaries, the participant immediately vests 100% in each Company contribution.
•If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).
•If a participant dies while employed by us, his or her vesting percentage equals 100%.

If termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may reduce the employee’s vested interest with respect to all Company contributions to as low as zero percent.

Messrs. Aghdaei and Eriksson participate in the EDIP.

Company Contributions under the ECP. Company Contributions under the ECP may be Matching Contributions, Non-Elective Contributions, or Discretionary Contributions (all as defined under the ECP).

1.Matching Contributions. We will make a Matching Contribution to a participant’s ECP account as of February 1 immediately following the end of a calendar year, equal to: (a) 100% of the voluntary deferral contributions credited to a participant’s DCP account for the calendar year while such participant is employed as an associate, but not in excess of 3% of such participant’s matching compensation for such year; plus (b) 50% of the voluntary deferral contributions credited to a participant’s DCP account for the calendar year while such participant is employed as an associate, in excess of 3% but not in excess of 5% of such participant’s matching compensation for such year.
2.Non-Elective Contributions. We will make a Non-Elective Contribution to a participant’s ECP account as of February 1 immediately following the end of a calendar year, equal to 4% of a participant’s non-elective compensation for such year.
3.Discretionary Contributions. We may elect during any year to make Discretionary Contributions to a participant’s ECP account at such time and in such amount as may be determined by us in our sole discretion.

Company Contributions are denominated in fictitious shares of our Common Stock. Participants do not have any rights of equity ownership in Envista as a result of receipt of Company Contributions. Company Contributions under the ECP are vested in accordance with the following schedule:

1.     One-Year Vesting Threshold. A Company Contribution does not vest until the first anniversary of the date the Company Contribution is credited to a participant’s account (generally February 1 after the year it is earned). On and after such first anniversary, whether the Company Contribution is vested will depend on whether it is a Matching Contribution, Non-Elective Contribution, or Discretionary Contribution.
2.    Matching Contributions and Discretionary Contributions. Matching Contributions and Discretionary Contributions become fully vested on and after the first anniversary that the Matching Contribution or Discretionary Contribution (as applicable) is credited to a participant’s account.
3.     Non-Elective Contributions. A Non-Elective Contribution becomes fully vested on and after the first anniversary that the Non-Elective Contribution is credited to a participant’s account, but only if such participant has 3 Years of Service (as defined under the 401(k) Plan), which for this purpose will include Years of Service with Danaher.

Notwithstanding the foregoing, a participant will become fully vested in all Company Contributions credited to his or her account if such participant dies while employed by Envista.

If termination of an employee’s participation in the ECP resulted from the employee’s gross misconduct, the administrator may reduce the employee’s vested interest with respect to all Company contributions to as low as zero percent.

Voluntary Deferrals. DCP participants are permitted to voluntarily defer into the program, on a pre-tax basis, up to 85% of his or her salary and/or up to 85% of his or her non-equity incentive compensation with respect to a given plan year. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable benchmark investment alternatives offered under the program, which are generally the same as the investment alternatives offered under our 401(k) Plan (except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts he or she voluntarily defers among the available investment alternatives. Participants may change their allocations at any time, provided that any portion of a participant’s account that is subject to the Envista Common Stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. Participants are at all times fully vested in amounts they voluntarily defer into their DCP accounts. Prior to January 1, 2019, participants in the Danaher EDIP were permitted to voluntarily defer into the program on similar terms as the DCP described above. Such amounts have been transferred over to our EDIP and all such voluntary deferrals are fully vested in such participants’ accounts.

Distributions. In general, a participant may not receive a distribution of his or her vested EDIP account balance (including any amounts voluntarily deferred under the Danaher EDIP) until after his or her employment with us terminates. A participant generally may elect to receive a distribution of his or her DCP account balance following his or her termination of employment or on a specified future date prior to his or her termination of employment.

The following chart generally describes the timing and manner of distribution of EDIP and DCP account balances:

Name of Plan		Timing of beginning of distribution	Period of distribution	Form of distribution
EDIP	Not 100% vested in Company contributions	Six months following termination	Lump sum	Participant may elect to receive distribution in cash, shares of Common Stock or a combination thereof (but all balances subject to the Common Stock investment alternative must be distributed in shares of our Common Stock).
	100% vested in Company contributions	Participant may elect to begin receiving distributions immediately, 6 months, 1 year or 2 years following termination (generally, a distribution due to termination of employment is payable after a six-month delay).	Participant may elect lump sum, or if at least age 55, annual installments over two, five or ten years.
DCP		Participant may elect to begin receiving distributions on the earlier of a fixed date or termination of employment. Distributions on a fixed date must be at least 3 years after the date of election. Distribution elections upon a termination of employment are the same as under the EDIP (a six-month delay may apply to distributions on a termination of employment if the participant is a “key employee” under applicable tax rules).	Participant may elect lump sum or annual installments over a period of up to ten years.	All balances subject to the Common Stock investment alternative must be distributed in shares of Common Stock, and all other balances must be paid in cash.

Only the vested portion of a participant’s ECP account will be distributed. The distribution will be a lump sum and will be paid in shares of our Common Stock. Generally, such distribution will be paid on the first day of the month following a participant’s employment termination date, however certain “specified employees” under applicable tax rules may be subject to a six-month delay.

Certain events, such as the participant’s death or an unforeseeable emergency, may impact the timing of a distribution under the EDIP, DCP or ECP.

General. Under the EDIP, DCP, and ECP, Company contributions and amounts voluntarily deferred are unfunded and unsecured obligations of Envista, receive no preferential standing and are subject to the same risks as any of our other general obligations.

CEO Pay Ratio

We are providing this pay ratio disclosure in accordance with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

We identified a median employee as of November 1, 2020 (the “2020 Median Employee”). SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. In connection with determining the median employee identified in 2020 (the “2020 Median Employee”), we considered only those employees that we employed as of November 1, 2020. The rest of the methodology that we used to identify the 2020 Median Employee is described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2021.

In accordance with Item 402(u) of Regulation S-K, we concluded that there had been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure, such that, consistent with the SEC’s regulations, we could continue to use the 2020 Median Employee (as substituted with a substitute median employee in 2021, due to the fact that the 2020 Median Employee was no longer employed by the Company in 2021) in calculating our CEO pay ratio for 2022. However, the substitute median employee we identified in 2021 is also no longer employed by the Company. As such, and as allowed by SEC rules and regulations, we have identified a substitute median employee, based on the same compensation measure we used to select the 2020 Median Employee, in calculating our 2022 pay ratio (the “Substitute Median Employee”). The Substitute Median Employee’s 2020 compensation was substantially similar to that of the 2020 Median Employee.

Mr. Aghdaei’s annual total compensation for 2022 was $8,523,732 as reflected in the Summary Compensation Table on page 43. The 2022 annual total compensation for the Substitute Median Employee, calculated in the same manner, was estimated to be $66,359. Therefore, our CEO to median employee pay ratio for 2022 is approximately 128 to 1.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (millions)	Adjusted EBITDA %(4)

2022	$8,523,732	$(4,535,253)	$1,836,308	$(42,128)	$113.60	$140.29	$243.1	20.1%
2021	$9,199,748	$28,844,127	$2,474,388	$4,661,522	$152.02	$143.09	$340.5	19.7%
2020	$7,370,894	$14,441,335	$1,640,642	$2,321,660	$113.80	$113.45	$33.3	13.0%

(1)The PEO for 2022, 2021 and 2020 was Amir Aghdaei. The non-PEO NEOs for 2022, 2021 and 2020 were Howard Yu (Senior Vice President and Chief Financial Officer), Jean-Claude Kyrillos (Senior Vice President of Diagnostics and Digital Solutions), Patrik Eriksson (Senior Vice President, President of Nobel Biocare), and Mark Nance (Senior Vice President, General Counsel and Secretary).

(2)The amounts shown in the Compensation Actually Paid columns have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table (“SCT”) Total with certain adjustments as described below.

			Equity award adjustments
Year	Executive(s)	SCT Total	Deduct grant date fair value of equity awards reported in SCT	Add year-end value of unvested equity awards granted in year	Change in value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior years which vested in year
2022	PEO	$8,523,732	$(5,100,321)	$2,608,474	$(11,166,139)	$599,000
	Non-PEO NEOs	$1,836,308	$(1,025,211)	$537,397	$(1,446,374)	$55,752
2021	PEO	$9,199,748	$(4,700,022)	$6,694,551	$14,514,792	$3,135,059
	Non-PEO NEOs	$2,474,388	$(1,350,182)	$2,029,238	$1,321,927	$186,151
2020	PEO	$7,370,894	$(4,500,157)	$6,904,798	$5,224,388	$(558,588)
	Non-PEO NEOs	$1,640,642	$(781,373)	$1,198,887	$331,885	$(68,381)

(3)Total shareholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The Peer Group TSR set forth in this table utilizes the S&P 500 Health Care Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. Historical stock performance is not necessarily indicative of future stock performance.

(4)We determined adjusted EBITDA margin, calculated consistent with how the Company reports adjusted EBITDA to the public, divided by the Company’s total net sales, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company TSR, and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the Company’s cumulative TSR over the three most recently completed fiscal years, and the TSR of the S&P 500 Health Care Index over the same period.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA Margin

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our adjusted EBITDA margin during the three most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

•Core Sales Growth
•Free Cash Flow
•Adjusted EBITDA Margin

Equity Compensation Plan Information

This table provides information as of December 31, 2022 about our Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity and deferred compensation plans.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A) (1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B) (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C) (3)
Equity compensation plans approved by security holders (4)	8,164,619	$26.24	7,448,094
Equity compensation plans not approved by security holders	—	—	—
Total	8,164,619	$26.24	7,448,094
(1)     Includes 211,352 notional shares of our Common Stock that must be distributed in shares of Common Stock under the terms of the Company's deferred compensation arrangements.
(2)     The RSUs and PSUs that have been issued under the 2019 Plan do not require a payment by the recipient at the time of vesting. In addition, under our DCP/ECP and EDIP deferred compensation arrangements, participants receive their distribution in shares of Common Stock at no additional cost. As a result, the weighted-average exercise price in column (B) does not take these awards into account.
(3)     These shares are available for future issuance under the 2019 Plan, inclusive of our deferred compensation arrangements as of December 31, 2022. See “Employee Benefit Plans—Envista Holdings Corporation 2019 Omnibus Incentive Plan” for a description of the types of awards issuable under the 2019 Plan, and “Employee Benefit Plans—Supplemental Retirement Program” for a description of our deferred compensation arrangements.
(4)     These comprise the 2019 Plan as well as our deferred compensation plans (the DCP/ECP and the EDIP) which provide for employee and employer contributions into notional shares. The EDIP is frozen to new entrants but current participants continue to receive Company contributions under that plan.

Director Compensation

Director Compensation Philosophy

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Compensation Committee are guided by the following principles:

•compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;
•a significant portion of the total compensation should be paid in stock-based awards to align directors’ interests with the long-term interests of our stockholders; and
•the structure of the compensation program should be simple and transparent.

Process for Setting Director Compensation

Non-employee director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. To help inform its decisions, the Compensation Committee uses an independent compensation consultant to provide information on current developments and practices in director compensation. Under the terms of the 2019 Plan, an annual limit of $700,000 per calendar year applies to the sum of all cash and equity-based awards (calculated based on the grant date fair value of such awards for financial reporting purposes) granted to each non-management director for services as a member of the Board.

Director Compensation Structure

Non-employee directors receive an annual cash retainer and an annual equity award of restricted stock units (“RSUs”) for service on the Board, as well as additional cash retainers for the Chair of the Board or chair of a committee, as applicable. Cash retainers are paid in four, equal installments following each quarter of service. The following table sets forth the cash and equity compensation for non-employee directors in effect during fiscal 2022*:

Annual Cash Retainer	$100,000
Annual Equity Award	$185,000
Board Chair Cash Retainer	$62,500*
Board Chair Equity Award	$62,500*
Audit Committee Chair Cash Retainer	$25,000
Compensation Committee Chair Cash Retainer	$20,000
Nominating and Governance Committee Chair Cash Retainer	$15,000
Meeting Fees	$2,000 for each Board and committee meeting attended in excess of 20 meetings (in aggregate) in a calendar year

*The independent Board Chair’s annual retainer (split equally between the cash retainer and equity retainer) was increased from $125,000 to $150,000 effective August 15, 2022, based on the recommendation of FW Cook, the Compensation Committee’s independent compensation consultant, to align the Board Chair’s compensation with peer group median practice.

The annual equity award of RSUs vests on the first anniversary of the date of grant, prorated for the first year of service on the Board, with the underlying shares being issued on the vesting date or such later date as selected by the non-employee director in a valid deferral election (or in each case the next business day thereafter if such date is not a business day). Directors are also reimbursed for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

Director Stock Ownership Requirements and Hedging / Pledging Policy

Our Board has adopted stock ownership requirements for our non-management directors, providing that each director must retain at least five times the value of his or her annual cash retainer in our Common Stock within five years of his or her initial election or appointment. Once a director reaches this level, the number of shares then becomes the director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines).

Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options.
In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our Common Stock that he or she directly or indirectly owns and controls. The Board also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Summary Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2022. Mr. Aghdaei is a member of the Board but does not receive any additional compensation for services provided as a director.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	TOTAL ($)
Scott Huennekens	$164,063	$247,578	$411,641
Christine Tsingos	$124,490	$185,161	$309,651
Wendy Carruthers	$119,490	$185,161	$304,651
Kieran T. Gallahue	$114,490	$185,161	$299,651
Vivek Jain	$100,000	$185,161	$285,161
Daniel A. Raskas	$100,000	$185,161	$285,161
Barbara B. Hulit	$83,333	$185,161	$268,494
(1)The amounts reflected in this column represent the aggregate grant date fair value of the applicable award computed in accordance with ASC Topic 718. With respect to stock awards, the grant date fair value under ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the award, times the closing price of a share of our Common Stock on the date of grant. On May 24, 2022, we granted 5,930 RSUs to our Board Chair and 4,435 RSUs to each of our other non-employee directors, determined by dividing the total grant value by the closing price of the Company’s Common Stock on the date of grant ($41.75) and rounding up to the nearest multiple of five. The RSUs granted to each of our non-employee directors will vest on May 24, 2023, subject to continued service on the Board through such date, and to the extent vested, will be settled in shares of Common Stock on the vesting date or such later date as elected by the non-employee director in a valid deferral election. As of December 31, 2022, each of our non-employee directors held 4,435 unvested RSUs, other than Mr. Huennekens, who held 5,930 unvested RSUs.

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2023.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to act as Envista’s independent registered public accounting firm. Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2021 and 2022 are set forth in the table below.

FEE CATEGORIES	FISCAL 2022 FEES	FISCAL 2021 FEES
Audit Fees (1)	$7,037,325	$7,501,805
Audit-Related Fees (2)	$—	$306,305
Tax Fees (3)	$306,948	$348,864
All Other Fees (4)	$—	$—
TOTAL FEES	$7,344,273	$8,156,974

(1)Audit Fees consist of fees for the audit of annual financial statements, reviews of quarterly financial statements, statutory audits, consents, review of documents filed with the SEC and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.
(2)Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above, including employee benefit plan audits and consultations concerning financial accounting and reporting standards.
(3)Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $261,798 and $278,850 in fiscal 2022 and 2021, respectively. All other tax fees were $45,150 and $70,014 in fiscal 2022 and 2021, respectively.
(4)All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above. There were no fees in this category for 2022 and 2021.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm, subject to the de minimis exception for non-audit services under Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals will be presented to the full Audit Committee at its next scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee assists the Board in overseeing the quality and integrity of Envista’s financial statements, the effectiveness of Envista’s internal control over financial reporting, the qualifications, independence and performance of Envista’s independent auditors, the performance of Envista’s internal audit function, Envista’s compliance with legal and regulatory requirements, and Envista’s major financial risk exposures, overall risk assessment and risk management policies.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit Envista’s financial statements, and has appointed Ernst & Young LLP as Envista’s independent registered public accounting firm for 2023. In determining whether to reappoint Ernst & Young as Envista’s independent auditor, the Audit Committee took into consideration a number of factors, including the firm’s tenure, independence, global capability and expertise and performance. Ernst & Young has served as Envista’s independent registered public accounting firm since 2019. The Audit Committee is also responsible for the audit fee negotiations associated with Envista’s retention of Ernst & Young. Envista’s Board of Directors and Audit Committee believe they have undertaken appropriate steps with respect to oversight of Ernst & Young’s independence and that the continued retention of Ernst & Young to serve as Envista’s independent registered public accounting firm is in the best interests of Envista and its stockholders.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Envista’s management and Ernst & Young Envista’s audited consolidated financial statements.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has concluded that Ernst & Young’s provision of non-audit services is compatible with Ernst & Young’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for Envista for the fiscal year ended December 31, 2022 be included in Envista’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee of the Board of Directors
Christine Tsingos (Chair)
Barbara Hulit
Vivek Jain

Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Our advisory vote on executive compensation currently occurs on an annual basis, with the next vote expected to occur at our 2024 annual meeting of stockholders.

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with our complexity and global footprint; motivate executives to perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and link compensation to the achievement of corporate goals that we believe best correlate with the creation of long-term stockholder value.

Our executive compensation program is structured within a strong framework of corporate governance with a mix of short and long-term incentive compensation, emphasizing long-term. Our executive compensation program rewards executive officers when they build long-term stockholder value, achieve annual business goals and maintain long-term careers with us.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to our Named Executive Officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding our executive officers.

The Board of Directors recommends that stockholders vote “FOR” the resolution set forth in Proposal 3.

Delinquent Section 16(a) Reports

Our directors, executive officers and, to the extent required by SEC rules, beneficial owners of more than 10 percent of our Common Stock, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of our Common Stock with the SEC.

Based solely on a review of the forms filed during, or with respect to, fiscal year 2022 and written representations from each reporting person, all required reports for our directors and executive officers were filed on a timely basis except one routine Form 4 for each of directors Wendy Carruthers, Kieran Gallahue, Scott Huennekens, Barbara Hulit, Vivek Jain, Daniel Raskas and Christine Tsingos to report their respective annual equity awards for service as a non-employee director (and in the case of Mr. Huennekens, his additional equity award for service as our Board Chair). Each of these Forms 4 was filed on May 31, 2022, two business days following the filing deadline.

Other Matters

Management is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Website Disclosure

We may provide disclosure in the “Investors – Governance” section of our corporate website, http://www.envistaco.com, of any of the following:

•the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;
•the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairperson of the Board, or if the Chairperson is not independent, the Lead Independent Director, or the non-management directors as a group;
•the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;
•contributions by us to a tax-exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and
•any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

Information from our website is not incorporated by reference into this Proxy Statement.

Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder who wishes to have a proposal included in our proxy statement for the 2024 Annual Meeting of Stockholders must submit the proposal in writing to our Secretary at our principal executive offices, 200 S. Kraemer Boulevard, Building E, Brea, CA 92821, for receipt no later than December 12, 2023 in order to be considered for inclusion.

Stockholders intending to present a proposal or make a director nomination at the 2024 Annual Meeting of Stockholders without having it included in our proxy statement must comply with the advance notice requirements set forth in our Second Amended and Restated Bylaws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2024 Annual Meeting of Stockholders, the proxies provided to the Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2024 Annual Meeting of Stockholders is held during the period from April 23, 2024 to June 22, 2024 (as it is expected to be), in order to comply with the advance notice requirements set forth in our Second Amended and Restated Bylaws, appropriate notice would need to be provided to our Secretary at the address noted above no earlier than January 24, 2024 and no later than February 23, 2024.

In addition to satisfying the applicable advance notice requirements set forth in our Second Amended and Restated Bylaws for director nominations, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide us with notice that complies with the information and timing requirements of Rule 14a-19 under the Exchange Act. The deadline under Rule 14a-19 for providing us with notice of a solicitation of proxies in support of director nominees other than our nominees at the 2024 annual meeting is March 24, 2024 unless the date of the 2024 annual meeting is more than 30 calendar days before or after May 23, 2024, in which case notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2024 annual meeting. However, the deadline for us to receive notice of a stockholder’s nomination of a director nominee is an earlier date, as reflected above.

By Order of the Board of Directors,
Mark Nance
Secretary

Dated: April 10, 2023

COPIES OF OUR ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO ENVISTA OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 200 S. KRAEMER BOULEVARD, BUILDING E, BREA, CA 92821.

APPENDIX A
ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Core Sales Growth 1

Consolidated	% Change Year Ended December 31, 2022 vs. Comparable 2021 Period	% Change Year Ended December 31, 2021 vs. Comparable 2020 Period
Total sales growth	2.4%	30.1%
Less the impact of:
Acquisitions	(1.8)%	—%
Discontinued products	—%	0.4%
Currency exchange rates	3.5%	(1.5)%
Core sales growth	4.1%	29.0%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Adjusted EBITDA

	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Income From Continuing Operations	$238.0	$263.5
Interest expense, net	38.4	54.1
Income taxes	45.9	(9.0)
Depreciation	31.8	33.3
Amortization of acquisition-related and other intangible assets	106.0	81.5
Restructuring costs and asset impairments A	37.6	63.6
Contingent loss reserves B	1.0	4.2
International tax credit C	(6.5)	—
Acquisition related expenses D	15.7	3.8
Fair value adjustment of acquisition-related inventory F	9.5	—
Adjusted EBITDA	$517.4	$495.0

Adjusted Diluted Earnings Per Share

	Year Ended December 31, 2022	Year Ended December 31, 2021
Diluted Earnings From Continuing Operations Per Share	$1.34	$1.48
Amortization of acquisition-related and other intangible assets	0.60	0.46
Restructuring costs and asset impairments A	0.21	0.36
Contingent loss reserves B	0.01	0.02
International tax credit C	(0.04)	—
Acquisition related expenses D	0.09	0.02
Non-cash interest expense - convertible senior notes E	—	0.11
Fair value adjustment of acquisition-related inventory F	0.05	—
Tax effect of adjustments reflected above G	(0.21)	(0.23)
Discrete tax adjustments and other tax-related adjustments H	(0.11)	(0.37)
Adjusted Diluted Earnings Per Share	$1.94	$1.85

Reconciliation of Operating Cash Flows to Free Cash Flow

	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Cash (Used in) Provided by Investing Activities	$(657.3)	$262.7
Net Cash Provided by (Used in) Financing Activities	$12.5	$(465.6)

Net Cash Provided by Operating Activities	$182.7	$361.6
Less: payments for additions to property, plant and equipment (capital expenditures)	(75.7)	(54.7)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	3.3	11.6
Free Cash Flow	$110.3	$318.5

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

C The international tax credit relates to a ruling from the Brazilian Supreme Court.

D These represent acquisition related transactions expenses and integration costs with respect to business combinations.

E Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025. We adopted Accounting Standards Update 2020-06 on January 1, 2022 and as a result there is no longer a debt discount that requires amortization.

F Represents the fair value adjustment related to inventory acquired in connection with the acquisition of Osteogenics and Carestream Dental's Intraoral Scanner Business.

G This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

H The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related and other intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized..

◦With respect to the other items excluded from Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we adjust for payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.

Envista

ENVISTA HOLDINGS CORPORATION
200 S. KRAEMER BLVD.
BREA, CA 92821

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V06623-P90545-Z84655

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENVISTA HOLDINGS CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. To elect the following nominees to serve as Directors, for a one-year term expiring at the 2024 annual meeting.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kieran T. Gallahue
02) Barbara Hulit
03) Amir Aghdaei
04) Vivek Jain
05) Daniel Raskas

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the selection of Ernst and Young LLP as Envista's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. To approve on an advisory basis Envista's named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V06624-P90545-Z84655

ENVISTA HOLDINGS CORPORATION
Annual Meeting of Stockholders
May 23, 2023 7:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Amir Aghdaei and Mark Nance, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ENVISTA HOLDINGS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held at 7:00 AM, Local Time on May 23, 2023, virtually at www.virtualshareholdermeeting.com/NVST2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side